As filed with the Securities and Exchange Commission on October 28, 1998
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      ------------------------------------

                                   FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                      ------------------------------------

                      CLASSIC TRENDS INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its charter)

           TEXAS                      5013                 76-0540287
           -----                      ----                 ----------
(State or other jurisdiction   (Primary Standard        (I.R.S. Employer
     of incorporation or    Industrial Classification Identification Number)
        organization)             Code Number)

 10696 HADDINGTON, SUITE 117                          FREDERIC G. HINDLE
    HOUSTON, TEXAS 77043                      CLASSIC TRENDS INTERNATIONAL, INC.
       (713) 464-2626                             10696 HADDINGTON, SUITE 117
   (Address and telephone                            HOUSTON, TEXAS 77043
     number of principal                                (713) 464-2626
      executive offices)                              (Name, address and
                                                      telephone number of
                                                      agent for service)

                                   COPIES TO:
                              THOMAS C. PRITCHARD
                            BREWER & PRITCHARD, P.C.
                             1111 BAGBY, 24TH FLOOR
                             HOUSTON, TEXAS  77002
                              PHONE (713) 209-2950

                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                  Proposed                Proposed
            Title of Each Class of            Amount               Maximum                 Maximum             Amount of
               Securities To Be                Being            Offering Price            Aggregate          Registration
                  Registered                Registered           Per Share(1)          Offering Price(1)         Fee
-------------------------------------------------------------------------------------------------------------------------
 Common Stock(2)                            15,603,400            .0182199               $284,293.38            $79.03
-------------------------------------------------------------------------------------------------------------------------

    TOTAL                                   15,603,400            .0182199               $284,293.38            $79.03
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)  The book value of the common stock as calculated pursuant to Rule 457 (f).

                             ----------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998


                        CLASSIC TRENDS INTERNATIONAL, INC.

                               15,603,400 SHARES

-------------------------------------------------------------------------------

     This prospectus relates to the registration of the distribution by Posh International, Inc., the sole stockholder of the company, of 100% of the shares of company common stock outstanding on the record date, which has been established as June 11, 1997. The shares of the common stock represent all of the company common stock owned by Posh International, Inc. and will be distributed by Posh International, Inc. to its stockholders of record as of the record date on the basis of one share of company common stock for every share of Posh International, Inc. common stock held of record on the record date. No consideration will be paid to Posh International, Inc. or the company by the Posh International, Inc. stockholders for the shares of the company received in the distribution. Following the distribution, Posh International, Inc. will own no shares of the company common stock or other securities of the company. The distribution is expected to be effected as soon as practicable after the registration statement, of which this prospectus is a part, is declared effective. Certificates representing the shares of the company common stock will be mailed to the Posh International, Inc. stockholders on that date or as soon thereafter as practicable.

     As the distribution of the shares of common stock is being registered under the Securities Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of common stock for purposes of the Securities Act with the result that they may be subject to certain statutory liabilities if the registration statement is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The company has not agreed to indemnify any of the Posh International, Inc. stockholders regarding such liability.

-------------------------------------------------------------------------------


                       --------------------------------


     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.


                       --------------------------------



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
     SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       --------------------------------








               The date of this Prospectus is October 28, 1998

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Summary Information and Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . .   2
Summary Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
 Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
 Limited Operating History; History of Operating Losses; Profitability Uncertain. . . .   4
 Capital Requirements; Limited Sources of Liquidity; Need for Additional Funds. . . . .   5
 Qualified Opinion Regarding Financial Statements . . . . . . . . . . . . . . . . . . .   5
 Ability to Execute Business Strategy; Market Uncertainty; Lack of Marketing Plan . . .   6
 Geographic Concentration of Revenue; Customer Concentration. . . . . . . . . . . . . .   5
 Dependence on Two Products; Development Costs; Uncertainty of Any New Product. . . . .   6
 Reliance on Key Personnel; Management of Growth. . . . . . . . . . . . . . . . . . . .   6
 Dependence on Subcontractors for Production, Packaging, Storage and Handling . . . . .   6
 Lack of Patent Protection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
 Possible Future Product Liability Claims . . . . . . . . . . . . . . . . . . . . . . .   7
 Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
 No Dividend History. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
 Lack of Public Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
 Penny Stock Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
 Authorized Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
 Lack of Disinterested, Independent Directors . . . . . . . . . . . . . . . . . . . . .   8
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Directors, Executive Officers, Promoters and Control Persons. . . . . . . . . . . . . .  11
Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . . . .  12
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Shares Eligible for Future Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . . . . . . . . . .  13
Disclosure of Commission Position on Indemnification
  For Securities Act Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Organization Within Last Five Years . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Management's Discussion and Analysis of Financial Condition and
  Results of Operation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . . . .  22
Market For Common Equity and Related Stockholder Matters. . . . . . . . . . . . . . . .  23
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure. .  24

Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

     If you receive any information or any representation other than that contained in this prospectus, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby, or an offer to sell or a solicitation of an offer to buy any securities offered hereby to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the company since the date hereof or that the information in this prospectus is correct as of any time subsequent to the date as of which such information is furnished.

                    SUMMARY INFORMATION AND RISK FACTORS

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including "Risk Factors" and the financial statements and notes thereto, appearing elsewhere in this prospectus.

THE COMPANY

     The company's business strategy is to market and distribute automotive care products. Currently, the company markets Guardian Angel, an internal engine treatment, and Posh Wash, an exterior car care product. Guardian Angel is a concentrated engine treatment that impregnates itself into the metal to increase its density and reduce friction and wear. Posh Wash is a one-step automotive care cream that eliminates the need to use several chemical automotive appearance products, including waxes, washes, polishes, protectants, degreasers and glass/chrome/leather cleaners, to achieve a similar result. The company subcontracts all manufacturing, packaging, storing and handling of Guardian Angel and Posh Wash. The average wholesale price for Guardian Angel is $22.75 and the suggested retail price is $29.95. The average wholesale price for a 16 oz. bottle of Posh Wash, including applicator sponge, is $15.16 and the suggested retail price is $19.95. For the fiscal year ended June 30, 1998, the company received approximately 77% of its revenue from Guardian Angel and 7% of its revenue from Posh Wash. The remaining 16% of revenues are derived from the sale of sales and marketing materials to distributors. Hereafter all references to the "company" included Posh International, Inc. ("Posh"), unless expressly provided otherwise.

     The company's principal executive offices are located at 10696 Haddington, Suite 117, Houston, Texas 77043, and its telephone number is
(713) 464-2626.

THE DISTRIBUTION
Common Stock to be
Distributed                        15,603,400 shares to be distributed to the
                                   stockholders of Posh on the basis of one
                                   share of Classic Trends International, Inc.
                                   common stock for every share of Posh common
                                   stock held of record on the record date. The
                                   board of directors of Posh fixed the record
                                   date for purposes of the distribution as
                                   June 11, 1997.

Shares of Common Stock
Outstanding Before Distribution    15,603,400

Shares of Common Stock
Outstanding After Distribution     15,603,400

Risk Factors                       An investment in the shares of common stock
                                   involves a high degree of risk.  Prospective
                                   investors should review carefully the
                                   information set forth under "Risk Factors."

No Proceeds                        The distribution will result in no proceeds
                                   to the company.

Lack of Market                     There is currently no market for the common
                                   stock; there is no assurance that any market
                                   will develop; if a market develops for the
                                   company's securities, it will likely be
                                   limited, sporadic and highly volatile.
                                   See "Risk Factors."

                        SUMMARY FINANCIAL INFORMATION

     The summary financial information presented below is derived from the audited financial statements of the company for the fiscal year ended June 30, 1998, and the pro forma unaudited financial statements for the twelve months ended June 30, 1997 which have been prepared by management and utilize the company's audited financial statements included elsewhere in this prospectus.

                                   TWELVE MONTHS
                                       ENDED                 YEAR ENDED
                                  JUNE 30, 1997(1)         JUNE 30, 1998
STATEMENTS OF
OPERATIONS DATA:


    Revenues                          $532,335                $201,932

    Cost of Sales                      105,797                 110,235

    Selling Expenses                   346,985                 219,206

    General and Administrative
    Expenses                           471,508                 350,810

    Operating Loss                   $(405,887)              $(478,319)

    Net Loss                         $(408,917)              $(442,549)



                                                           JUNE 30, 1998
BALANCE SHEET DATA:

    Working Capital (Deficit)                                $(531,831)

    Total Assets                                               494,340

    Long-Term Debt                                               --

    Stockholders' Equity (Deficit)                           $(436,441)

    -----------------------------
(1) The financial information for the twelve months ended June 30, 1997 reflects the combined operations of the company, and its predecessor entity, Posh.

                                 RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION CONCERNING THE COMMON STOCK.

FORWARD-LOOKING STATEMENTS

     This prospectus contains certain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "estimates," "will," "should," "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. Such statements include, but are not limited to, the discussions of the company's operations, liquidity and capital resources. Forward-looking statements are included in the "Risk Factors," "Results of Operations," and "Business" sections of this prospectus. Although the company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate forward-looking statements. Generally, these statements relate to business plans, strategies, anticipated strategies, levels of capital expenditures, liquidity and anticipated capital financing needed to effect the business plan. All phases of the company's operations are subject to a number of uncertainties, risks and other influences, many of which are outside the control of the company and cannot be predicted with any degree of accuracy. In light of the significant uncertainties inherent in the forward-looking statements made in the prospectus, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, the risks set forth in "Risk-Factors." The forward-looking statements contained herein speak only as of the date of this prospectus and the company expressly disclaims any obligation or undertaking to release any updates or revisions to any such statement to reflect any change in the company's expectations or any change in events, conditions or circumstance on which any such statement is based.

LIMITED OPERATING HISTORY; HISTORY OF OPERATING LOSSES; PROFITABILITY UNCERTAIN

     The company commenced operations in June 1997 and has a history of losses since inception. The company, as a development stage company, has a limited operating history on which to base an evaluation of its business and prospects. The company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. For the fiscal year ended June 30, 1998, and the twelve months ended June 30, 1997, the company had revenues of $201,932 and $532,335, respectively, with net losses of $442,549 and $408,917, respectively. The company expects continued losses in the current fiscal year. The company may experience continued operating losses in future periods. The company believes that its results of operations have been and will continue to be affected by various factors, including market acceptance of Guardian Angel and Posh Wash and any other products that may be introduced in the future, the need for additional capital, and seasonality. There can be no assurance that the company, and its business operations, will experience profitability in the future, if at all. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CAPITAL REQUIREMENTS; LIMITED SOURCES OF LIQUIDITY; NEED FOR ADDITIONAL FUNDS

     The company requires substantial capital to pursue its operating strategy. To date, the company has relied upon net cash provided by financing activities to fund its capital requirements. Cash provided by financing activities was $343,443 and $332,085 for the fiscal year ended June 30, 1998, and the twelve months ended June 30, 1997, respectively. The company's operations used $291,029 and $402,085 of cash in operations during the fiscal year ended June 30, 1998 and the twelve months ended June 30, 1997, respectively. There can be no assurance that the company will generate sufficient cash in future periods to satisfy its capital requirements.

     At June 30, 1998, the company had cash, short-term debt and a working capital deficit of $92,830, $930,781 and $531,831, respectively. The company has an unsecured $50,000 line of credit with Southwest Bank of Texas through May 1999 which bears interest at 8.5% per annum. As of June 30, 1998, the company had utilized $49,805. In addition, in May 1998, the company borrowed $35,280 from Southwest Bank of Texas bearing interest at 9.5% per annum, which was repaid in August 1998. In addition, in May 1998 the company borrowed $188,889 from an unaffiliated third party for a period of one year, bearing interest at 7.5% per annum. In December 1996, 1,250,000 shares of Posh common stock were sold in a capital raising transaction for $436,000. During 1997, $176,000 from the capital raising transaction above had been received in cash and $260,000 remained in notes receivable. As of June 30, 1998, $60,000 had been received by the company. Subsequent to June 30, 1998, the company received 400,000 shares of common stock of Titan Resources, Inc. as partial payment of the stock subscriptions receivable. On the day of the transfer, the stock was valued at $.359 per share, or $143,600. As of October 14, 1998, 140,000 shares of Titan Resources, Inc. stock had been sold for an aggregate of $49,967 and the company retained ownership of 260,000 shares of stock. As of October 14, 1998, the value of the stock was $.21 per share, or $54,600, which would leave a receivable account balance of $95,433, if the stock were sold as of that date. The company utilizes approximately $20,000 per month in operations. While the company anticipates that revenues and the repayment of debt will be sufficient to fund the company's operations for a period of seven months, there can be no assurance that the company will not need additional capital in order to pursue its business strategy in the future. The market for the Titan stock is sporadic and volatile. A drop in the price of the Titan stock could result in a reduction in the period for which revenue and repayment of debt will be utilized. If the company is unable to secure sufficient capital in the future, its ability to pursue the current business strategy, as well as results of operations in future periods, may be impaired. The company has no current commitments or arrangements for additional debt or equity financing, and there can be no assurance that additional financing will be available on acceptable terms, if at all. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources," and "Financial Statements."

QUALIFIED OPINION REGARDING FINANCIAL STATEMENTS

     The company had a net loss of $442,549 for the fiscal year ended June
30, 1998 and had a retained deficit of $1,289,321 at that date. The company requires substantial capital to pursue its operating strategy and at June 30, 1998 had cash of $92,830. Until the company can obtain sales levels sufficient to fund working capital needs, the company will be dependent upon external sources of financing. The company's internally generated cash flows from operations have historically been and continue to be insufficient for cash needs. The company's independent accountants have qualified their opinion with respect to the company's financial statements for the fiscal year ended June 30, 1998 to reflect that losses incurred from operations have raised substantial doubt about the ability of the company to continue as a going concern. Furthermore, the financial statements do not include any adjustments that might result from the outcome of such uncertainty. The company's current cash forecast indicates that there will be negative cash flows from operations for the calendar year ending December 31, 1998, and the fiscal year ending June 30, 1999. The company's ability to continue as a going concern is dependent upon its ability to expand the market for the Guardian Angel and Posh Wash products and to obtain additional funding to facilitate the company's expansion. Management believes the company will be successful in expanding its revenue base and obtaining additional funding in sufficient amounts to provide for the company's existing operating requirements and expansion of its revenue base. However, there is no assurance that revenues and additional financing will be sufficient to cover cash requirements or to bring the company to a positive cash flow position. Furthermore, lower than expected revenues, unforeseen costs in entering new markets, insufficient market penetration to support general and administrative costs (including advertising), any new product introductions and seasonality could shorten the period of time that such proceeds should be sufficient. At this time, management has no specific plans or commitments with respect to raising additional capital. If financing were required, there is no assurance that the company will be successful in any such effort. Failure to obtain sufficient funding will adversely impact the company's financial position, and could cause the company to curtail operations, sell assets, or take other actions as necessary in order to meet cash flow requirements. Moreover, any such action, even if successful, could cause dilution to stockholders and, consequently, a reduction in the price of the common stock if there exists any market for the common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ABILITY TO EXECUTE BUSINESS STRATEGY; MARKET UNCERTAINTY

     The company's growth depends on its ability to sell Guardian Angel and Posh Wash in both new and established markets. The company has historically distributed Guardian Angel and Posh Wash primarily in Texas. There can be no assurance that the company will be able to expand sales of Guardian Angel and Posh Wash in current markets. The company intends to distribute Guardian Angel, Posh Wash, and any future products in markets where the company has limited or no previous operating experience. The company's ability to expand into additional metropolitan areas will depend upon a number of factors, including identifying and securing distributors, the recruiting and training of skilled representatives, television advertising, the availability of adequate financing, the availability of an adequate supply of the company's products, existing and emerging competition, the company's ability to maintain sufficient profit margins, and other factors, many of which are beyond the control of the company. To date, the company has conducted limited market feasibility studies with respect to Guardian Angel and Posh Wash, and therefore, there can be no assurance that Guardian Angel and Posh Wash will achieve substantial market penetration or that there will be sufficient demand. Management's expansion strategy is to target a market and develop the market prior to entering a new market. Management intends to utilize available cash in several markets through television advertising and network marketing with independent third party representatives. The company expects the utilization of infomercials to increase and expand the sales generated by independent third party representatives. While Guardian Angel and Posh Wash have gained limited acceptance in current markets, there can be no assurance of successful marketing of Guardian Angel and Posh Wash in additional markets, and as a result, the company may not generate sufficient revenue from product sales to cover expenses related thereto.

GEOGRAPHIC CONCENTRATION OF REVENUE; CUSTOMER CONCENTRATION

     For the fiscal year ended June 30, 1998 and the twelve months ended
June 30, 1997, 20.3% and 34.7% of revenue was derived from the Texas area. Accordingly, until the company expands its revenue base, results for a particular quarter may be adversely affected by economic or severe weather conditions in the State of Texas. The company's strategy is to expand and diversify its customer and distribution base through the use of its 30 minute Guardian Angel television infomercial to sell Guardian Angel directly to consumers. However, the company has been, and continues to be, dependent on independent representatives for the sales of Guardian Angel and Posh Wash. For the fiscal year ended June 30, 1998 and the twelve months ended June 30, 1997, the company's sales of products to independent representatives were approximately 67% and 86% respectively of the company's total revenues. The company expects the percentage attributable to these representatives to decrease as the company expands its direct sales of the products to consumers through television direct response advertising. The company believes a significant portion of the company's sales are to representatives actively recruiting additional customers as independent representatives and retail outlets. There can be no assurance that the television direct response advertising will be successful and reduce the company's dependency on individual representatives.

DEPENDENCE ON TWO PRODUCTS; DEVELOPMENT COSTS; UNCERTAINTY OF ANY NEW PRODUCT

     The company is currently dependent on the sales of two products, Guardian Angel and Posh Wash, which represented approximately 84% of the company's revenues for the fiscal year ended June 30, 1998. The company will be dependent on revenues from these products for the foreseeable future and until it is able to successfully develop and market additional products. There is no assurance that any additional products will be developed (or acquired) and distributed. Dependence on two products poses a significant risk in the event problems (real or perceived) are encountered with respect to the quality or cost of the product or competitive products reduce demand for Guardian Angel and/or Posh Wash. While the company intends to develop and market additional products in the future, frequently there are problems, delays, expenses, and difficulties encountered in the development and marketing of new products, many of which are beyond the control of the company. These difficulties include, but are not limited to, unanticipated developmental, testing, manufacturing, and marketing costs; unforeseen production or marketing problems; and competition that may exceed management's expectations. An unsuccessful new product could have a more adverse affect on the company's results of operations than would be the case in a company with a broader line of products.

RELIANCE ON KEY PERSONNEL; MANAGEMENT OF GROWTH

     The success of the company is dependent upon the experience and abilities of Mr. Hindle, a director and president, and Mr. Shriver, a director and consultant. The company has entered into an employment agreement with Mr. Hindle that expires in October 2008 and a consulting agreement with Mr. Shriver that expires in October 2008. The company does not maintain key-man life insurance on these individuals. The loss of the services of Messrs. Shriver or Hindle, for any reason, could have a material adverse effect on the company. Furthermore, the company's continued growth will depend upon its ability to attract and retain additional skilled personnel. There can be no assurance that the company will be able to hire and retain the necessary additional personnel. See "Management."

DEPENDENCE ON SUBCONTRACTORS FOR PRODUCTION, PACKAGING, STORAGE AND HANDLING

     The company is purchasing the Guardian Angel formula from Sun Coast Chemicals of Daytona, Inc. ("Sun Coast"). The company maintains a non-exclusive supplier relationship with Sun Coast for manufacturing and bottling responsibilities. Sun Coast has no obligation to supply all of the product demanded by the company if such demand exceeds the supply of Sun Coast. While there is no assurance as to the capacity of Sun Coast, the company believes that Sun Coast has sufficient financial incentive and capacity to accommodate the company's demand for Guardian Angel. There can be no assurance that Sun Coast will not market, or has not marketed, this product through third-party arrangements, the result of which could have an adverse effect on the business of the company. In addition, the company subcontracts all packaging, storage and handling of Guardian Angel to Nightingale Rehabilitation, Inc. ("Nightingale"), with which it does not have a contract, but instead operates on an order-by-order basis. While the company has not experienced delays in filling orders in the past, and believes Sun Coast and Nightingale will continue to package, store and handle Guardian Angel on favorable terms, there can be no assurance that Sun Coast and Nightingale will continue packaging, storing and handling Guardian Angel on favorable terms, if at all, the result of which may have a material adverse impact on the company. Management does not have any contracts for back-up and/or fulfillment production and there can be no assurance that the company will be able to locate additional subcontractors in the event that Sun Coast terminates its agreement or Nightingale terminates its relationship with the company.

     The company is purchasing the Posh Wash formula from Mr. Robert Tisman who has subcontracted all manufacturing and bottling responsibility of Posh Wash to J.F. Daley, Inc. ("Daley"). Pursuant to the terms of the supplier agreement, Mr. Tisman has no obligation to supply all the product demanded by the company if such demand exceeds the supply of Mr. Tisman or Daley. While there is no assurance as to the capacity of Mr. Tisman or Daley, the company believes that these suppliers have sufficient financial incentive and capacity to accommodate the company's demand for Posh Wash. The non-exclusive distribution and supply agreement with Mr. Tisman expires in January 2003. There can be no assurance that Mr. Tisman will not market, or has not marketed, this product through third-party arrangements, the result of which could have an adverse effect on the business of the company. In addition, the company subcontracts all packaging, storage and handling of Posh Wash to Nightingale, with which it does not have a contract, but instead operates on an order-by-order basis. While the company has not experienced delays in filling orders in the past, and believes that Daley and Nightingale can accommodate the company's growth strategy, the company may experience delays or fulfilling deficiencies in the future. Furthermore, there can be no assurance that Daley will continue to manufacture Posh Wash or that Nightingale will continue to package, store and handle Posh Wash on terms favorable, if at all, the result of which may have a material adverse impact on the company. Management does not have any contracts for back-up production and/or fulfillment and there can be no assurance that Mr. Tisman or the company will be able to locate additional subcontractors in the event that Daley terminates its contract with Mr. Tisman or Nightingale terminates its relationship with the company.

     The company may seek to enter into additional joint ventures, licensing, or other marketing agreements with third parties in connection with arranging for the development or manufacturing of certain products that the company may obtain rights to in the future. In addition, the marketing of new products that may be distributed by the company may be undertaken by third parties, as is currently the case with its current products. Although the company intends to have its own professional staff to support and monitor marketing activities, the successful development and marketing of a particular product will be dependent upon the ability and efforts of third parties, including independent representatives. Potential markets for certain of the company's current and future products may be international in which case the company will rely on international personnel for marketing and support activities. These types of arrangements provide the company with less control over operations, thereby subjecting the company to a greater risk in the event of lack of performance.

LACK OF PATENT PROTECTION

     Neither the company nor the inventor of Guardian Angel or Posh Wash has applied for any patents covering the formula used in these products. There can be no assurance that any particular aspect of the Guardian Angel or Posh Wash formula will not be found to infringe on the claims of other existing patents or proprietary rights. See Business - "Patents and Trademarks."

POSSIBLE FUTURE PRODUCT LIABILITY CLAIMS

     The company is an additional insured on a general liability insurance policy in the general aggregate amount of $2,000,000 ($1,000,000 maximum for each occurrence) from Sun Coast for Guardian Angel, but insurance is not furnished by Daley for Posh Wash. To date, the company has not experienced any product liability or other general liability claims. However, the company may be adversely effected in the future by product liability claims from any of the company's current or future products, insurance company defense positions with respect to coverage, or damages exceeding the amount of applicable liability insurance limits.

COMPETITION

     The business in which the company competes is subject to numerous competitive factors which include, among others, price, quality, reliability and market acceptance. The company's current products, Guardian Angel and Posh Wash, compete with washes, waxes, polishes, protectants, degreasers, cleaners and engine treatments developed and marketed by large multi-national, national, and regional companies that have substantially greater financial, marketing and other resources than the company. There can be no assurance that these competitors will not develop a product similar to the company's current or future products, that a competitor will not contract with Mr. Tisman or Sun Coast to distribute a similar product, or that such products developed by competitors will not be more innovative, superior or less expensive than the company's current or future products. There can be no assurance that the company will be able to compete successfully within the industry. See "Business -Competition."

NO DIVIDEND HISTORY

     The company has never paid cash dividends on its common stock and presently intends to retain any earnings to finance the expansion of its business. See "Dividend Policy."

LACK OF PUBLIC MARKET

     Prior to this prospectus, there has been no public trading market for the company's common stock. Upon the registration statement becoming effective, the common stock will not be listed on a national securities exchange,

Nasdaq, or on the OTC Electronic Bulletin Board. Management's strategy is to list the common stock on the OTC Electronic Bulletin Board as soon as practicable. The current strategy of management is to develop a public market for its common stock by soliciting brokers to become market-makers of the shares. However, to date the company has not solicited any such securities brokers to become market-makers. There can be no assurance that an active trading market for the common stock will develop or be sustained upon the registration statement becoming effective or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of the company.

     The trading price of the company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, changes in earning estimates by analysts, announcements of technological innovations or new solutions by the company or its competitors, and other events or factors, many of which are beyond the company's control. In addition, the stock market has usually experienced extreme price and volume fluctuations which have affected the market price for many companies in industries similar or related to that of the company which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse effect on the market price of the company's common stock.

PENNY STOCK REGULATION

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. The company's common stock may be subject to the penny stock rules, and accordingly, stockholders may find it difficult to sell their shares, if at all.

AUTHORIZED STOCK

     The board of directors of the company has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the board of directors. Accordingly, the board of directors of the company is empowered, without further stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the company's common stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the board of directors could, without further stockholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the company in a transaction not approved by the board of directors. The board of directors of the company also has authority to issue up to 30,000,000 shares of common stock. See "Description of Capital Stock."

LACK OF DISINTERESTED, INDEPENDENT DIRECTORS

     All of the directors of the company have a direct financial interest in the company, either through common stock ownership interests, royalty arrangements or otherwise. While management believes that its current directors will be able to exercise their fiduciary duties as directors, the company expects to appoint an independent, disinterested director to serve on the board of directors in the future. See "Management-Certain Transactions."

ITEM 4.   USE OF PROCEEDS

     The company will not receive any proceeds from the distribution of company common stock to Posh stockholders.

                               DIVIDEND POLICY

     The company had not paid any dividends on its common stock and expects to retain any future earnings for use in its business. Future dividend policy will be determined by the board of directors of the company in light of prevailing financial needs of the company.

                                CAPITALIZATION

     The following table sets forth the capitalization of the company as of June 30, 1998.

                                                           JUNE 30, 1998
     Long-term debt                                       $      --

     Stockholder's Deficit:

     Common Stock, $.001 par value,
       30,000,000 shares authorized; 15,603,400
       shares issued and outstanding respectively . . . .      15,603

     Additional paid-in capital . . . . . . . . . . . . .     837,235

     Accumulated deficit. . . . . . . . . . . . . . . . .  (1,289,321)

     Preferred Stock, $.001 par value,
       5,000,000 shares authorized,
       no shares outstanding. . . . . . . . . . . . . . .        --
                                                          -----------
     Total stockholders' equity (deficit) . . . . . . . .   $(436,441)
                                                          -----------
                                                          -----------

-------------------

                        DETERMINATION OF OFFERING PRICE

     Inapplicable.

                                   DILUTION

     Inapplicable.


                             SELLING STOCKHOLDERS

     Inapplicable.

                             PLAN OF DISTRIBUTION

REASONS FOR THE DISTRIBUTION

     The board of directors of Posh has determined that it is in the best interest of Posh and its stockholders to make the distribution in the manner described herein. Posh and the company are engaged in unrelated businesses. The distribution will result in the company being a separate publicly held company. Posh's board of directors believes that the distribution will allow investors to better evaluate the company and its future prospects independently, enhancing the likelihood that it will achieve appropriate market recognition regarding its own performance and potential. Posh's board of directors also believes that, by distributing the common stock of the company to Posh stockholders, the potential for increasing the long-term value of each stockholder's investment in Posh will be enhanced.

MANNER OF EFFECTING THE DISTRIBUTION

     This prospectus relates to the distribution by Posh of 100% of the shares of company common stock. The company's common stock will be distributed by Registrar and Transfer Company, the distribution agent, to Posh stockholders of record as of the record date on the basis of one share of company common stock for every share of Posh common stock. All such shares of company common stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. No consideration will be paid to Posh or the company by the Posh stockholders for the shares of company common stock received in the distribution. Following the distribution, Posh will own no shares of the company common stock or other securities of the company. The distribution is currently expected to be effected as soon as practicable after the registration statement, of which this prospectus is a part, is declared effective. Certificates representing the shares of company common stock will be mailed to the Posh stockholders on that date or as soon thereafter as practicable. The company will not receive any proceeds from the resale of common stock by the Posh stockholders.

LISTING AND TRADING OF THE COMMON STOCK

     The company hopes to list the common stock on the OTC Electronic
Bulletin Board after the registration statement becomes effective. Shares of common stock distributed to the Posh stockholders will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of the company under the Securities Act. Persons who may be deemed to be affiliates of the company after the distribution include individuals or entities that control, are controlled by or under common control with the company, and include directors and principal executive officers of the company, as well as any stockholder owning 10% or more of the total stock issued and outstanding. Under Rule 144 resales of common stock for the account of affiliates cannot be made until the common stock has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. The five individuals listed as directors and executive management of the company are affiliates of the company. After the distribution the company believes it will have more than 100 stockholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     The company believes that the distribution of company common stock to Posh results in a tax-free transaction to Posh and the company. However stockholders should consult their own tax advisors as to the particular tax consequences of the distribution to them, including the applicability and effect of state, local and foreign taxes.

                               LEGAL PROCEEDINGS

     As of the date of this prospectus, there are no legal proceedings pending or, to the company's knowledge, threatened against the company or to which it is a party.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the company are as follows:

     NAME                     AGE       POSITION
     ----                     ---       --------
     Donald L. Shriver        65        Chairman of the Board

     Frederic G. Hindle       53        President, Director and Chief Executive
                                        Officer

     Donald L. Shriver, Jr.   37        Secretary and Director

     Denny C. Pearce          61        Director

     Grady Cavness, Sr.       51        Director

          DONALD L. SHRIVER has over 38 years of experience in marketing consumer products, including 17 years marketing automotive products. Mr. Shriver served as chairman of the board of the company since its inception in June 1997. Mr. Shriver served as chairman of the board of Posh from October 1995 to June 1997. Mr. Shriver served as chief executive officer of Flair Image from its inception in September 1991. Flair Image served as managing partner of Posh Wash G.P. since the partnership was formed in June 1994. Mr. Shriver co-founded Petrolon, Inc. in 1978, which, under his leadership as president, became one of the leading automotive aftermarket corporations in the world through the sale of the "Slick 50" product line of engine treatment products. Mr. Shriver sold his interest in Petrolon, Inc. in March 1991, and in July 1995, Petrolon, Inc. was acquired by the Quaker State Corporation. Mr. Shriver received a Bachelor of Arts degree from Texas Christian University.

          FREDERIC G. HINDLE has over 24 years of experience in the day-to-day operation of entrepreneurial companies including, management, administration, marketing, and strategic planning. Mr. Hindle has served as president and a director of the company since its inception in June 1997. Mr. Hindle served as president of Posh from October 1995 to June 1997. Mr. Hindle has served as an executive officer of Flair Image since August 1993. From 1982 until August 1993, Mr. Hindle was an executive officer with Investment Realty company ("IVC"), a real estate brokerage and development company located in Houston that Mr. Hindle founded in 1982. At IVC, Mr. Hindle was responsible for the day-to-day operations of the business which was involved in the development of a variety of real estate projects ranging from $1 to $10 million. Mr. Hindle received a Bachelor of Science in Engineering from the University of Florida.

          DONALD L. SHRIVER, JR. has served as secretary and a director of the company since its inception in June 1997. Mr. Shriver, Jr. served as secretary and a director of Posh from October 1995 to June 1997. Mr. Shriver, Jr. has served as operations manager of Flair Image since its inception in September 1991. Mr. Shriver, Jr. served as communications director of Entourage International, Inc., a direct sales company from 1986 to 1990. Mr. Shriver, Jr. has over nine years experience in computer desktop publishing and graphic design. Mr. Shriver, Jr. received a Bachelor of Arts degree from Houston Baptist University.

          DENNY C. PEARCE has served as a director of the company since its inception in June 1997. Mr. Pearce served as director with Posh International, Inc. from October 1995 to June 1997. From 1978 to April 1995, Mr. Pearce owned and operated Tech-Weld Inc., a welding supply company he founded. In April 1995, Mr. Pearce sold Tech-Weld and since that date has owned and operated NPI Systems, Inc., a nut and bolt supply company.

          GRADY CAVNESS, SR. has served as a director of the company since its inception in June 1997. Mr. Cavness served as director with Posh International, Inc. from October 1995 to June 1997. Mr. Cavness has served for 17 years as area manager for Stesani Distributing Co., Coors Products. Mr. Cavness has served as Thurman Thomas' business manager since 1990. Mr. Cavness received his Bachelor of Business Administration degree from the University of Texas at El Paso.

     Directors are elected annually and hold office until the next annual meeting of the stockholders of the company and until their successors are elected and qualified. The board has not established any committees. Officers are elected annually and serve at the discretion of the board of directors. Donald L. Shriver, Jr. is the son of Donald L. Shriver. There are no other family relationships between or among any of the directors and executive officers of the company. No compensation is paid to any director in any such capacity other than reimbursement of out-of-pocket expenses to attend Board meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of all shares of the company common stock upon the completion of the distribution of such shares to Posh stockholders by (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each director of the company, (iii) each named executive officer, and (iv) all directors and officers as a group.

                                          SHARES
                                        BENEFICIALLY
NAME OF BENEFICIAL OWNER(1)                OWNED           PERCENT OF VOTING POWER
------------------------                ------------       -----------------------
Frederic G. Hindle . . . . . . . . . .    4,169,094                  26.7%

Donald L. Shriver(2) . . . . . . . . .    4,129,094                  26.5%

Metro Publications, Inc. . . . . . . .    1,440,000                   9.2%

Denny C. Pearce. . . . . . . . . . . .    1,119,312                   7.2%

Donald L. Shriver, Jr. . . . . . . . .      500,000                   3.2%

Grady Cavness, Sr.(3). . . . . . . . .      122,500                    *

All directors and officers
  as a group (5 persons) . . . . . . .   10,040,000                  64.3%

--------------------------
*    Less than one percent.
(1) The business address of each individual is the same as the address of the company's principal executive offices, except for Metro Publications, Inc. whose business address is 681 Fifth Avenue, 10th Floor, New York, New York 10022, Mr. Pearce whose business address is 6606 N. Gessner, Houston, Texas 77040, and Thurman Thomas Investments, Inc. whose business address is 2506 Robinhood, Houston, Texas 77005.
(2) Mr. Shriver disclaims any voting power or investment power over the shares of common stock held by Donald L. Shriver, Jr.
(3) These shares of company common stock are held by Thurman Thomas Investments, Inc. over which Mr. Cavness exercises voting control.

                           DESCRIPTION OF SECURITIES

     Under the company's articles of incorporation, the authorized capital stock of the company consists of 35,000,000 shares, of which 30,000,000 shares are $.001 par value per share of common stock, and 5,000,000 shares are preferred stock, par value $.001 per share. Upon the distribution of the common stock pursuant to this prospectus, the company will have outstanding 15,603,400 shares of common stock.

COMMON STOCK

     The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders of the company. The holders of common stock have the sole right to vote, except as otherwise provided by law or by the company's articles of incorporation, including provisions governing any preferred stock. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

     Subject to the rights of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

PREFERRED STOCK

     The board of directors is authorized, without action by the holders of the common stock, to provide for the issuance of preferred stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock. The issuance of one or more series of the preferred stock could adversely affect the voting power of the holders of the common stock and could have the effect of discouraging or making more difficult any attempt by a person or group to attain control of the company. The company has no present plans to issue any shares of preferred stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is Registrar and Transfer Company, Cranford, New Jersey.

                        SHARES ELIGIBLE FOR FUTURE SALE

     There are 15,603,400 shares of common stock currently outstanding. Upon the effectiveness of this registration statement, all of the shares of common stock outstanding held by non-affiliates will be eligible for immediate resale in the public market if and when any market for the common stock develops. Sales of such shares held by affiliates will, however, be subject
to the restrictions of Rule 144 promulgated under the Securities Act.   An
affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 resales of common stock for the account of affiliates cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company.
The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.


      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      ORGANIZATION WITHIN LAST FIVE YEARS

     See "Certain Relationships and Related Transactions".

                           DESCRIPTION OF BUSINESS

THE COMPANY

     In October 1995, Posh was incorporated as a Texas corporation and acquired all of the outstanding partnership interests in Posh Wash G.P, owned by Mr. Pearce, Metro Publications and Messrs. Shriver and Hindle (Flair
Image transferred its Posh Wash G.P. partnership interest to Messrs. Shriver and Hindle in October 1995), and from October 1995, to June 1997 all business had been conducted through Posh. The company was incorporated in May 1997, as a wholly owned subsidiary of Posh and in June 1997, all of the assets and liabilities of Posh were assigned to the company in exchange for 15,603,400
shares of company common stock.   Concurrently therewith, the board of
directors of Posh established a record date of June 11, 1997, to distribute all of the issued and outstanding stock of the company to the Posh stockholders. The historical management of Posh has assumed management of the company. Posh's fiscal year was September 30 and the company adopted a fiscal year in 1997 of June 30.

     The company's business strategy is to market and distribute automotive care products. Currently, the company markets Guardian Angel, an internal treatment, and Posh Wash, an exterior car care product. Guardian Angel is a concentrated engine treatment that impregnates itself into the metal to increase its density and reduce friction and wear. Posh Wash is a one-step automotive care cream that eliminates the need to use several chemical automotive appearance products, including waxes, washes, polishes, protectants, degreasers and glass/chrome/leather cleaners, to achieve a similar result. The company subcontracts all manufacturing, packaging, storing and handling of Guardian Angel and Posh Wash, and relies upon third parties for selling and distributing, a strategy management believes reduces overhead and limits capital expenditures and labor costs. These functions are tracked in the company's automated management information system. The company expects to utilize infomercials for Guardian Angel to increase sales of the company's products and to reduce the company's reliance on independent representatives. The average wholesale price for Guardian Angel is $22.75 and the suggested retail price is $29.95. The average wholesale price for a 16 oz. bottle of Posh Wash, including applicator sponge, is $15.16 and the suggested retail price is $19.95. For the fiscal year ended June 30, 1998, the company received approximately 77% of its revenue from Guardian Angel and 7% of its revenue from Posh Wash. The remaining 16% of revenues are derived from the sale of sales and marketing materials to distributors.

INDUSTRY BACKGROUND

     In 1998, Automotive Marketing, a predominant trade magazine reported that 30% of do-it-yourselfers bought oil treatment products and 26% bought appearance products. Management believes this amount is expected to increase as the average automobile age (currently 7.9 years) continues to increase due to the rising cost of new automobiles, and as car owners search for more ways to maintain the "new" appearance of older cars. The study distributed in April 1998 by "Automotive Marketing," found that 66% of respondents were light do-it-yourselfers who at least washed and waxed their automobiles. Of the total do-it-yourselfers, only 55% bought auto supplies in auto parts stores, and management believes that this percentage has been steadily decreasing. Other retail outlets where chemical automotive appearance products are purchased include grocery stores, mass merchandisers, service stations, and auto detail shops. This study found that female do-it-yourselfers were becoming an important part of the market segment that purchases automotive maintenance products.

PRODUCTS

     The company's strategy is to develop and market automotive care products that management believes have a potential for consumer application.

GUARDIAN ANGEL

     Currently, the company markets and distributes Guardian Angel, a two-step automotive engine treatment. During the fiscal year ended June 30, 1998, the company distributed 14,849 bottles of Guardian Angel. The average wholesale price for a two-step package of Guardian Angel is $22.95 and the suggested retail price is $29.95. Management believes that Guardian Angel is a technologically advanced engine treatment product and is unique, as compared to traditional automotive engine treatments or oil additives. Guardian Angel is not a typical solid particulate based engine treatment that coats the metal with Teflon, graphite, or other solid friction reducing agents. Guardian Angel is a concentrated proprietary formula that protects car and truck engines from excessive wear caused by the high temperatures of normal operation. Guardian Angel Engine Treatment and Guardian Angel Power Booster Treatment contain polarized liquid polymer molecules that penetrate and bond with your car's engine, creating a heat-transfer mechanism that eliminates damaging heat buildup and friction wear. Guardian Angel is a proprietary product blended through a reactionary process with polymeric additives that include rust inhibitors, corrosion inhibitors, anti-oxidants, synergistic binders, extreme temperature packages and anti-wear packages.

     Since the 1970's, producers of polytetrafluoroethylene ("PFTE") engine treatment formulas have successfully educated the consumer regarding the need to reduce engine friction. Most competitive engine treatment formulas contain PFTE, popularly known as Teflon, which is a slippery solid substance. PFTE engine treatment formulas claim to reduce metal-to-metal grinding of moving engine parts during start-up which is when management estimates that significant engine wear occurs. The company, based on studies reported in LUBRICATION WORLD, estimates that the annual market for engine treatment products is approximately $150 million.

      The first function of lubrication is to establish a film thick enough and strong enough to prevent metal-to-metal contact, and therefore reduce wear. Unlike oil or other engine lubrication additives, Guardian Angel is not a coating or film. Guardian Angel actually impregnates itself in the metal and magnetically bonds to the critical "high" points of an engine where "boundary lubrication" exists. This liquid polarized molecule permanently sets up a safety barrier of molecule-to-molecule contact instead of metal-to-metal contact. Guardian Angel impregnates itself into the metal increasing the density which results in:.

     - Guardian Angel Engine Lubrication and Power Booster improving engine protection;
     - Guardian Angel exhibiting better unlubricated wear resistance with its molecular bond;
     - Guardian Angel creating a slippery surface that reduces the damaging effects of friction; and
     -    Guardian Angel transferring heat away from the engine "hot spots."

     The second function of lubrication is to reduce friction. Even where full film lubrication is present, force is required to move parts over one another and overcome the viscosity effect of the lubricant. Also, when the lubricant becomes contaminated with soot, dirt, and sludge, the viscosity is increased, and therefore friction and drag is increased. Guardian Angel reduces this friction in two ways:

     - Millions of elongated liquid polarized polymer molecules complete the circuit of thermal cycling-and-effectively carry away friction heat, even in dirty oil; and
     - The use of Guardian Angel treats the metal and reduces contamination of oil. This is especially true of sludge and metal particles caused by "Boundary Lubrication" and metal-to-metal wearing.

     The third function of lubrication is to keep engine interiors clean and protect against rust and corrosion, oil contamination, dirt, dust, metal particles, carbon, water, acids and unburned gasoline. Guardian Angel Engine Protectant and Guardian Angel Power Booster along with high grade motor oil or synthetic oil contain:

     - Additives which inhibit rust and corrosion caused by water condensation;
     - Detergent/dispersing agents which prevent the formation of sludge and varnish; and
     - Neutralizing acids which retard the oxidation of the oil at high temperatures.

     Because of the lubricating qualities of Guardian Angel, contamination of the oil is significantly decreased to the extent the additives in the lubricant function longer and allow longer intervals between oil changes. For proper lubrication, some oil must reach the area of the top piston ring in order to lubricate both the rings and the cylinder walls. This oil is exposed to the combustion of the fuel, therefore some of it is actually burned off. When this burning is excessive, black smoke is emitted from exhaust, oil consumption is excessive, and heavy carbon deposits are accumulated in the combustion chamber and on the spark plugs. Guardian Angel lubrication keeps the piston rings free and minimizes the amount of oil that is burned in the combustion chamber. This reduces oil consumption and pollution. Guardian Angel lubrication minimizes carbon deposits in the combustion chamber and on the spark plugs increasing efficiency and horsepower. Increased efficiency also increases fuel economy and reduces exhaust emissions.

The fourth function of lubrication is to permit starting and allow prompt circulation. It is important to use lubrication which insures satisfactory cranking, proper circulation, and high temperature protection. Guardian Angel provides a safety factor for engine cranking before oil is circulated, and while engine surfaces are dry. The friction-reducing properties of Guardian Angel increases the cranking speed, and decreases the amperage drain on the battery. Engines start quickly even in extremely cold temperatures with minimal engine wear. Guardian Angel does not change the oil viscosity and management believes it is suitable for use with all premium and synthetic motor oils.

The fifth function of lubrication is to cool engine parts. The use of Guardian Angel aids engine cooling by:

     - Immediately transferring heat away from engine parts allowing the oil to transfer the heat back to the oil crank case;
     - Reducing friction and decreasing water temperature aiding upper engine cooling;
     - Reducing friction and decreasing oil temperature aiding lower engine cooling; and
     - Helping keep oil passages clear of sludge deposits and contaminants so oil can circulate and cool properly.

The sixth function of lubrication is to seal combustion pressures. The surfaces of the piston rings, ring grooves and cylinder walls are not completely smooth. When seen under a microscope these surfaces consist of little hills and valleys. Because of this the rings cannot completely prevent high combustion compression and pressure from escaping into the low pressure area of the crankcase. This wastes horsepower and reduces efficiency. Guardian Angel impregnates into the metal increasing the density by filling in these hills and valleys increasing cylinder compression and horsepower. Management believes that with the use of Guardian Angel, the consumer's automobile will last longer, run smoother, use less gasoline, cost less to maintain and reduce the possibility of roadside breakdowns. Management believes that Guardian Angel offers the following advantages.

     - Easy to Use - No special tools or equipment are needed. The consumer simply adds Guardian Angel Engine Protection to the crankcase of their automobile. The consumer adds Guardian Angel Power Booster oil treatment after their next regularly scheduled oil-change for optimum performance.
     - Improved Performance - Guardian Angel provides the consumer with, increased gas mileage, increased horsepower, increased compression, improved lubrication, reduced wear and down-time, reduced oil consumption, reduced friction and drag reduced operating temperatures, and reduced emissions.

POSH WASH

     Currently the company markets and distributes Posh Wash, a one-step automotive care cream. During the fiscal year ended June 30, 1998, the company distributed 825 bottles of Posh Wash. The average wholesale price for a 16 oz. bottle of Posh Wash, including applicator sponge, is $15.16 and the suggested retail price is $19.95. Management believes that Posh Wash is a technologically advanced car care product and is unique from traditional automotive washes and waxes. Posh Wash is not a typical detergent-based car wash that contains harsh cleaning agents, caustic alkalis, phosphates, and solvents which can be abrasive to automobile surfaces. Posh Wash is a car care cream containing special wetting agents and emulsifiers which, when applied with the applicator sponge, emulsifies with the surface soils and holds them in suspension and prevents surface abrasion. Furthermore, Posh Wash leaves a wax-like shine but does not remove paint as does typical automotive waxes. Accordingly, management believes Posh Wash replaces the need to utilize several automotive chemical appearance products, including washes, waxes, polishes, protectants, degreasers and glass/chrome/leather cleaners, to achieve a similar result.

     Management believes that Posh Wash has numerous benefits over traditional car care products. Posh Wash can be utilized to clean exposed materials including paint, glass, wood, leather, vinyl, plastic, upholstery, rubber, clear coats, and chrome. Posh Wash removes (and protects against) road grime, tar, corrosive chemicals, bird droppings, and bug residue. When applied, Posh Wash dries without streaks or water spots, and protects the automobile with two sunscreens. Posh Wash provides a protective wax finish at the same time as the car is washed, without buffing, and without leaving a residue build-up. Posh Wash eliminates the need to use removers, washes, rinses, waxes, polishes, and conditioners and conserves water since Posh Wash can clean an entire automobile using only one bucket of water, an important marketing factor in areas that have restrictive water use regulations. Moreover, Posh Wash is environmentally safe and contains no petroleum distillates. The process for cleaning an entire car (interior and exterior) using Posh Wash are as follows:

     -    Fill bucket with clean water;
     - Apply Posh Wash with damp applicator sponge starting at top of automobile and working way down towards tires;
     -    Rinse entire automobile with wet sponge or hose;
     -    Towel dry;
     - For interior, apply Posh Wash using a clean bucket of water and sponge; and
     -    Dry interior with a soft cotton towel.

     The company believes that Posh Wash will be successful in the competitive chemical automotive appearance market because Posh Wash is neither a detergent-based wash or a petroleum distillate wax. Management believes that Posh Wash is unique in the way it works because it is a chemical automotive appearance product that breaks the cycle of washing and waxing which, over time, removes the automobile's paint with each use.

OTHER PRODUCTS

     The company's long-term strategy is to introduce new products to its independent representatives as a means of expanding its product base. At this time, the company is evaluating several test products which are non-exclusive products being marketed and distributed by other companies.
The company has not made a final determination whether these products will be profitable to the company for distribution. There can be no assurance that the company will market or distribute these products, or if such marketing or distribution occurs whether the company will be successful in its efforts.

MARKETING

STRATEGY

     The company had approximately 367 independent representatives participating in the company's sales program generating product sales from their home-based business. During the next year, the company plans to utilize infomercials to create a market presence for Guardian Angel. Management believes that the power of person-to-person selling and use of direct response television will increase company sales to sufficient levels to maintain future operations of the company.

MARKETING TECHNIQUES

     Management believes person-to-person sales of its products are successful because of the benefits provided by the products. However, equally important to representatives is the compensation plan utilized by the company. The company utilizes a seven level payment plan that all representatives participate in once they make an initial purchase of company products. Commissions are paid through the company's seven level Unilateral Commission Plan. Representatives earn money by retailing company products, wholesaling company products, and by recruiting, training, and motivating others to sell and recruit.

     Using the experience of a Hollywood, California production company, the company contracted for and completed the production of a 30-minute infomercial with Warren Chaney Productions, Inc. Beginning in the fourth quarter of 1998, the company expects to introduce Guardian Angel by purchasing media time on selected cable stations in areas where the company has independent representatives. The company believes the sale of Guardian Angel by direct response television will also produce potential independent representatives. In addition, the company expects media advertising to promote name recognition for independent representatives, thereby increasing independent representative person-to-person sales. Purchasers will buy the product and receive information on marketing along with their product.

     Another important element in the company's marketing strategy is to keep the retail price of Guardian Angel and Posh Wash low. The company prices Guardian Angel and Posh Wash at a suggested retail price point that it believes is affordable to a large percentage of the population. To date, the company's returns of product from retailers has been insignificant.

PRODUCTION, STORAGE, HANDLING AND SHIPPING

     The company subcontracts all manufacturing and packaging of Guardian Angel and Posh Wash. The company purchases the Guardian Angel formula from Sun Coast who manufactures Guardian Angel on an order-by-order basis. Sun Coast is a manufacturing company that manufactures various lubrication products and is located in Flagler Beach, Florida. Management believes that the current facilities of Sun Coast can accommodate the growth plan of the company, and if not, that there are other companies similar to Sun Coast that could manufacture Guardian Angel in the event the relationship with Sun Coast was terminated. Sun Coast manufactures the Guardian Angel formula at its location and bottles Guardian Angel in 8 oz. bottles. See "Risk Factors-Dependence on Subcontractors for Production, Packaging, Storage and Handling."

     The company is the non-exclusive distributor of the formula for Guardian Angel throughout the continental United States and the entire foreign market. The unit cost to the company of an 8 oz. bottle, Guardian Angel packed, ranges from $2.24 to $1.91 depending upon the amount ordered. The company does not have any sales quota or minimum purchase agreements.

     The company purchases the Posh Wash formula from Mr. Tisman who, in turn, subcontracts the manufacturing of Posh Wash to Daley on an order-by-order basis. Daley is a manufacturing company that manufactures various creams, shampoos, and make-up and has three manufacturing facilities located in Missouri, Illinois and California. Management believes that the current facilities of Daley can accommodate the growth plan of the company, and if not, that there are other companies similar to Daley that could manufacture Posh Wash in the event the relationship with Daley was terminated. Daley manufactures the Posh Wash formula at its California location and bottles Posh Wash in a 16 oz., silk-screened, two-color bottle with flip cap. See "Risk Factors-Dependence on Subcontractors for Production, Packaging, Storage and Handling."

     Mr. Tisman entered into a product supplier agreement with Flair Image, Inc. which was assigned to Posh Wash G.P. in October 1995 which was subsequently assigned to Posh in November 1995. The product supplier agreement between the company and Mr. Tisman automatically renewed through January 2003. Pursuant to the agreement, the company is the non-exclusive distributor of the Posh Wash formula throughout the continental United States and the entire foreign market. The unit cost to the company of a 16 oz., silk-screened, two-color bottle with flip cap, Posh Wash packed, ranges from $1.81 to $1.49 depending upon the amount ordered. The company does not have any sales quota or minimum purchase agreements. The company has agreed to pay Mr. Tisman a sales commission of 2-1/2% of the current retail price of each Posh Wash sold, based initially upon a sales price of $19.95, with a mutually agreed upon bonus arrangement to be negotiated between the parties when retail sales reach $250,000 per month, $500,000 per month, and $1,000,000 per month.

     After the product is supplied by Daley and Sun Coast, each bottle is packaged in appropriate containers. Each bottle of Guardian Angel is packaged in a customized box that contains one 8 oz. bottle of step 1 Guardian Angel Engine Treatment and one 8 oz. bottle of step 2 Guardian Angel Power Booster. Each bottle of Posh Wash along with an applicator sponge is packaged into a 4" x 8-1/4" x 4" box. The company subcontracts the manufacture of the Posh Wash applicator sponge to Armaly Brands, the manufacture of the Posh Wash box to Carton Sales company, Inc., the manufacture of the Guardian Angel box to Frankston Admiral, Inc., and the packaging of Guardian Angel and Posh Wash to Nightingale. Completed product is warehoused at Nightingale which is located in Houston, Texas. Nightingale is currently charging the company $90 per month for storage and handling.
The company does not have written contracts with any of these subcontractors other than current purchase orders. Management believes that there exists other subcontractors that could provide the necessary services if any current subcontractor terminates its relationship with the company.

     The company is responsible for all shipping costs between manufacturers and Nightingale. In addition, the company is responsible for all shipping costs from Nightingale's warehouse to independent distributors and other retailers. The company utilizes various national trucking lines and United Parcel Service for all of its shipping requirements, excluding deliveries in the Houston metropolitan area that are handled by a local delivery company.

DISTRIBUTION

     The company's strategy is to expand and diversify its customer and distribution base. The company has been and continues to be dependent on independent representatives to sell company products in accordance with the marketing program. Moreover, the company has produced a 30-minute television infomercial it will use in selected cable television media markets to sell Guardian Angel. In addition to selling products through television 1-800 direct sales, new independent representatives will be developed through a presentation of the marketing program when they receive the product. For the fiscal year ending June 30, 1998, the company's sales of Guardian Angel and Posh Wash to independent representatives represented 84% of the company's total revenue. The company expects the percentage of total company sales to independent representatives to increase because satisfied customers earn commissions when recommending the purchase of company products to new customers. Since independent representatives earn commissions from retailing products, wholesaling products or recruiting other representatives that sell company products, the company expects to continue to expand sales revenue of products sold through independent representatives. In addition, the company believes revenues from products sold will increase from direct response sales generated from the television infomercial. As of June 30, 1998, the company had approximately 367 independent representatives. Independent representatives buy products at wholesale prices and pay the company in advance for all products ordered.

COMMISSIONS

     Commissions are paid by the company based on a seven level Unilateral Commission Plan. When a representative sells company products and the customer decides to also become a representative, the new representative is placed on the original representatives first level of the company's seven level commission plan.

The original representative earns commissions on all repeat sales of all first level representatives and their entire downline of representatives through seven levels as long as they continue to train and motivate their sales organization to build a clientele of retail customers who order a minimum of $50 wholesale volume per month. Commissions are:

                1st       2nd       3rd       4th       5th       6th       7th
Product        Level     Level     Level     Level     Level     Level     Level
-------        -----     -----     -----     -----     -----     -----     -----
Guardian Angel  10%        5%        5%        20%       5%        5%       5%

Posh Wash       10%        5%        5%        10%       5%        5%       5%

     In addition to traditional channels of network marketing distribution, the company believes that Guardian Angel and Posh Wash can be sold through a variety of other distribution channels such as mail order, direct response advertising, and home shopping networks. Management will continue to pursue all networks of distributing Guardian Angel and Posh Wash in order to promote its product.

ROYALTIES

     The company has entered into several agreements to pay royalties in exchange for capital investments and advertising contributions. The agreements provide for the company to pay royalties to investors based on, but not limited to, the number of bottles of Posh Wash sold per month based on the wholesale price, the percentage of international licensing fees received, and percentages of income earned from the sale of other automotive products. Based on the company's existing product line and geographic distribution, the company currently pays the following royalties: (i) 2.5% of the retail price of Posh Wash, currently $19.95, to Mr. Tisman; (ii) a $1.00 per bottle royalty on all sales of Posh Wash to Thurman Thomas Investments; (iii) a $.1482 per bottle royalty on all sales of Posh Wash in the United States until sales reach 700,000 bottles, then a $.1482 per bottle royalty on all sales of Posh Wash in the United States over 10,000 bottles per month thereafter, and a 1.48% royalty of all gross international sales of Posh Wash to six unaffiliated investors--Allen J. Becker, Jeffrey D. Friedman, Mark A. Kaufman, James A. Friedman, Linscomb & Williams Investment Partnership and Window Communications Corporation; and (iv) a $.50 per bottle royalty on all sales of Posh Wash over 12,000 bottles per month and a $1.00 per bottle royalty on all sales of Posh Wash over 20,000 bottles per month to Sunbelt Broadcasting II, L.P. until such royalties total $300,000. The company's strategy is to minimize any future royalty payments.

COMPETITION

     The automotive products aftermarket is a highly fragmented and competitive industry. Guardian Angel and Posh Wash compete with numerous other car wash and engine treatment products, several of which are a part of a range of automotive products marketed under a common trade name. While management does not believe that competitors are distributing a product based upon Sun Coast's or Mr. Tisman's formulas, there can be no assurance that this will not occur in the future. Companies that market such products have significantly greater financial resources than the company. The primary competitive factors in the automotive aftermarket are brand-name recognition, product quality, ease of use, channels of distribution, shelf space and perceived price/value relationship. There can be no assurance that the company will be able to successfully compete in this highly competitive marketplace.

PATENTS AND TRADEMARKS

     Neither the company, Mr. Tisman nor Sun Coast has applied for any patents covering the formula used in Posh Wash or Guardian Angel. The company has obtained federal trademark registration on the "Posh Wash" brand name and has applied for trademark registration on the "Guardian Angel" brand name.

PERSONNEL

     As of June 30, 1998, the company had three salaried employees, and approximately 367 independent representatives who are compensated on a commission basis. The company also employs additional office personnel on a temporary basis. None of the company's employees are represented by labor unions. The company believes its employee relations are good.

AVAILABLE INFORMATION

     The SEC maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http:\\www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the site.

     Prior to the date of this prospectus, the company was not subject to the information and reporting requirements of the Securities Act. As a result of this registration statement becoming effective, the company will become subject to such requirements and, in accordance therewith, the company will file periodic reports, proxy materials and other information with the SEC. The company will provide its stockholders with annual reports containing audited financial statements and, if determined to be feasible, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The company has filed a registration statement of Form SB-2 under the Securities Act, with respect to the securities being registered. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Copies of the registration statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the fees prescribed by the SEC or may be examined, without charge, at the public reference facilities of the SEC, 450 Fifth Street, Northwest, Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The company will provide without charge to each person who receives a copy of the prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the company, attention Frederic G. Hindle, 10696 Haddington, Suite 117, Houston, Texas 77043.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATION

     The following discussion should be read in conjunction with the financial statements and notes thereto also contained in this prospectus.

GENERAL

     The following analysis compares the financial condition of the company for the twelve months ended June 30, 1997 and the fiscal year ended June 30, 1998. Financial information for the twelve months ended June 30, 1997 reflects combined operations of the company, and its predecessor entity, Posh. The pro forma unaudited financial statements for the twelve months ended June 30, 1997, have been prepared by the company and are derived from audited financial statements included elsewhere in this prospectus. The company was incorporated in May 1997. On June 10, 1997, the company acquired all of the assets and liabilities of Posh.

     The company recognizes revenue when the product is shipped to the customer. To date, total product exchanges and cash refunds have been minimal. The company allows product sold to new customers on their initial order to return any unsold product. The company provides an allowance for these returns. Total returns for fiscal 1998 and the twelve months ended June 30, 1997 amounted to less than 5.2% and 6.4%, respectively.

     For the fiscal year ended June 30, 1998, Guardian Angel represented 77% and Posh Wash represented 7% of the company's revenues, respectively. The remaining 16% of revenues were derived from the sale of sales and marketing materials to distributors. For the twelve months ended June 30, 1997, Guardian Angel represented 82% and Posh Wash represented 18% of the company's revenues, respectively.

RESULTS OF OPERATIONS

     RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED JUNE 30, 1997, COMPARED WITH THE RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED JUNE 30, 1998.

     Revenues decreased from $532,335 for the twelve months ended June 30, 1997, to $201,932 for the fiscal year ended June 30, 1998. The decrease of $330,403 or 62% was primarily due to changes in the company's marketing strategy.

     Costs of goods sold for the twelve months ended June 30, 1997 were $105,797 compared with $110,235 for the fiscal year ended June 30, 1998, resulting in gross profits of $428,539 and $91,697, respectively. The company's gross margin as a percentage of sales decreased from 80.5% for the twelve months ended June 30, 1997, compared to 45.4% for the fiscal year ended June 30, 1998. The decrease in the gross profit percentage reflects a reduced margin received on a large quantity bulk sale made during the year and the write-off of obsolete inventory. Historically, the company has not incurred a material amount (both in product and dollar amounts) of returns. See "Management's Discussion and Analysis of Financial Condition and Results of Operation-General."

     Selling expenses decreased from $346,985, for the twelve months ended June 30, 1997, to $219,206 for the fiscal year ended June 30, 1998. The decrease of $127,779 or 36.8% primarily reflects the revised marketing plan and curtailing marketing activities involved with the company's previous business plan.

     General and administrative expenses decreased from $471,508 for the twelve months ended June 30, 1997, to $350,810 for the fiscal year ended June 30, 1998. The decrease in general and administrative expenses of $120,698 or 25.6% primarily reflects the reduced overhead required by the company's business plan.

     The company had a net loss of $408,917 for the twelve months ended June 30, 1997, compared with a net loss of $442,549 for the fiscal year ended June 30, 1998. The company expects to incur additional losses for the remainder of the fiscal year and management does not believe that the company will achieve profitability until such time as it develops additional markets for the Guardian Angel and Posh Wash products and gains broader market acceptance in its existing markets. The increased net loss of $33,632 or 8.2% was principally due to the decrease in revenues.

     Net loss per share of common stock was approximately $(.03) for both the fiscal year ended June 30, 1998, and the twelve months ended June 30, 1997.

     The company may in the future experience significant fluctuations in its
results of operations.   Such fluctuations may result in volatility in the
price and/or value of the company's common stock if any market develops. Results of operations may fluctuate as a result of a variety of factors, including the introduction of new products and services, the timing of significant marketing programs, the number and timing of the hiring of additional personnel, competitive conditions in the industry and general economic conditions. Shortfalls in revenues may adversely and disproportionately affect the company's results of operations because a high percentage of the company's operating expenses are relatively fixed. Accordingly, the company believes that period to period comparisons of results of operations should not be relied upon as an indication of future results of operations. There can be no assurance that the company will be profitable. Due to the foregoing factors, it is likely that in one or more future periods the company's operating results will be below the expectations of stockholders.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 1998, the company's primary source of liquidity was $92,830 of cash, $16,812 of accounts receivable, $200,000 of stock subscriptions receivable and $89,308 of inventory. The company's working capital deficit and stockholders' deficit were $531,831 and $436,441, respectfully, as of June 30, 1998.

     Net cash used by operating activities during the fiscal year ending June 30, 1998 was $291,029 compared with $402,085 for the twelve months ended June 30, 1997. Net cash provided by financing activities was $343,443 for the fiscal year ended June 30, 1998, compared with $332,085 for the twelve months ended June 30, 1997. The company expects to continue to incur negative cash flows from operations and will likely need to fund this shortfall with proceeds from debt, royalty agreements or sales of equity.

     The company has financed its growth primarily through royalty arrangements with various investors and borrowings from Flair Image. In May 1998, the company borrowed $188,889 from an unaffiliated third party pursuant to a one-year note bearing interest at 7.5% per annum. In May 1998, the company borrowed $50,000 from Southwest Bank of Texas against an unsecured line of credit bearing interest at 8.5%. At June 30, 1998, the balance due was $49,805. In addition, in May 1998, the company borrowed $35,280 from Southwest Bank of Texas bearing interest at 9.5% per annum. The company repaid this debt in August 1998. In December 1996, 1,250,000 shares of Posh common stock were sold for an aggregate amount of $436,000 in a capital raising transaction. During 1997, $176,000 from the transaction was received in cash and $260,000 remained in notes receivable. As of June 30, 1998, $200,000 remained outstanding. Subsequent to June 30, 1998, the company received 400,000 shares of common stock of Titan Resources, Inc., as partial payment of the stock subscription receivable. On the day of the transfer, the stock was valued at $.359 per share, or $143,600. As of October 14, 1998, 140,000 shares of Titan Resources, Inc., stock had been sold for an aggregate amount of $49,967 and the company retained ownership of

260,000 shares of stock. As of October 14, 1998, the value of the stock was $.21 per share, or $54,600, which would leave a receivable account balance of $95,433, if the stock were sold as of October 14, 1998. In October 1995, the company's note payable to affiliates, which amounted to $236,544 at June 30, 1998, was acquired by two stockholders of such affiliates and acquired by the company in exchange for common stock and the company also reduced its liability for future royalties by $136,250 by issuing 61,250 shares of common stock and a warrant to acquire 150,000 shares of common stock at $.50 per share, which warrant was subsequently terminated. Management's goal is not to incur additional royalties in future periods. As of June 30, 1998, the company's sources of internal and external financing were limited. Cash flow problems could be created in the event payments from retailers are delayed, for any reason, which could delay payments made to suppliers that could cause credit problems with suppliers. It is not expected that internal sources of liquidity will improve until net cash is provided by operating activities and until such time, the company will rely upon external sources for liquidity.
In addition to the $236,544 loan agreement which was acquired by two stockholders of an affiliate, the $188,889 loan from an unaffiliated third party, the $50,000 line of credit with Southwest Bank of Texas and the $35,280 loan from Southwest Bank of Texas, the company has not established financing arrangements with any other lenders and does not expect such arrangements to be available. There can be no assurance that the company will be able to obtain any additional financing on reasonable terms, if at all. The company utilizes approximately $20,000 per month in operations. The company believes that revenues and the repayment of debt will provide adequate liquidity to meet the company's capital requirements for the next seven months. The market for the Titan stock is sporadic and volatile. A drop in the price of the Titan stock could result in a reduction in the period for which revenue and repayment of debt will be utilized. Lower than expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs in entering new markets, insufficient market penetration to support general and administrative costs (including advertising), any new product introductions and seasonality could restrict the company's ability to expand its business plan, and, if severe enough, may shorten the period during which the available cash may be expected to satisfy the company's capital requirements. As of June 30, 1998, the company had no material capital commitments.

IMPACT OF YEAR 2000

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The company's board of directors has established a committee to initiate formal communications with its subcontractors to determine the extent to which the company's operations are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. There can be no guarantee that the systems of other companies on which the company's operations rely will be timely converted and would not have an adverse effect on the company's operations. Any year 2000 compliance problems of the company could have a material adverse effect on the company's business, results of operations and financial condition.

SEASONALITY

     Since a greater number of people wash their cars during the summer months, the second and third quarters of the year tend to account for a greater portion of the company's revenue than do the first and fourth quarters of the year. This seasonal pattern, as well as the timing of market expansions and new product introductions, may cause the company's results of operations to vary significantly from quarter to quarter.

                           DESCRIPTION OF PROPERTY

     The company's corporate headquarters are located in 2,500 square feet of leased space in Houston, Texas. These premises are utilized by members of senior management and accounting personnel. The lease expires in September 30, 1999, and provides for a base rent of $1,325 per month which management believes to be competitive with market prices.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1997, the company agreed to distribute 15,603,400 shares of its common stock to Posh in consideration for all the right, title and interest in and to the assets and liabilities of Posh. Posh agreed to distribute the company's common stock to the Posh stockholders.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Currently there is no public trading market for the company's securities.

                            EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the chief executive officer of the company. No other executive officer has received in excess of $100,000 in compensation during the last three fiscal years.

                            Summary Compensation Table

                                                            ANNUAL COMPENSATION
                                                            -------------------
                                                                                            LONG-TERM
 NAME AND PRINCIPAL             FISCAL                                OTHER ANNUAL        COMPENSATION      ALL OTHER
 POSITION                        YEAR        SALARY(1)    BONUS      COMPENSATION(2)         OPTION        COMPENSATION
 -------------------            ------       ------       -----      --------------       -------------    ------------
 Frederic G. Hindle,
 President and Chief             1998        $60,000(3)
 Executive Officer               1997        $60,000(4)

                                 1996        $60,000(5)                                                     $ 4,468(6)

------------------
(1)  Compensation received in the form of a management fee.
(2) The named executive officer did not receive prerequisites or other benefits valued in excess of 10% of the total reported annual fees and bonus.
(3)  $30,000 has not been paid to date and is currently being accrued.
(4)  $42,000 has not been paid to date and is currently being accrued.
(5)  $10,000 has not been paid to date and is currently being accrued.
(6)  Consists of incentive compensation.

EMPLOYMENT AND CONSULTING AGREEMENTS

     In October 1995, Mr. Hindle entered into a 10-year employment agreement with Posh that was assumed by the company that provided for a monthly management fee of $5,000 plus sales incentive compensation ranging from 3%-5% of the wholesale price of each bottle of Guardian Angel and Posh Wash sold plus identical incentive compensation for each additional product sold by the company. In October 1998, the company entered into an amended and restated employment agreement with Mr. Hindle that expires in October 2008 which provides for a minimum management fee of $7,000 per month plus incentive compensation as described above. If Mr. Hindle is constructively terminated, as that term is defined in the amended and restated employment agreement attached hereto as Exhibit 10.3(2), Mr. Hindle will receive incentive compensation for the entire term of the employment agreement plus the greater of one year of base compensation or the remaining base compensation that would have been paid pursuant to the employment agreement. In October 1995, Mr. Shriver entered into a 10-year consulting agreement with Posh that was assumed by the company that provides for a monthly fee of $5,000 plus sales incentive compensation ranging from 3%-5% of the wholesale price of each bottle of Guardian Angel and Posh Wash sold plus identical incentive compensation for each additional product sold by the company. In October 1998, the company entered into an amended and restated consulting agreement with Mr. Shriver that expires in October 2008 which provides for a monthly fee of $7,000 and provides for incentive compensation as described above. Messrs. Hindle and Shriver did not receive incentive compensation during the twelve months ended June 30, 1997, and the fiscal year ended June 30, 1998, and no incentive compensation was accrued.

STOCK OPTIONS

     In June 1997, the board of directors and majority stockholders adopted a stock option plan under which 600,000 shares of common stock have been reserved for issuance. As of the date of this prospectus, no options have been granted pursuant to such plan and the company has no present plans for the issuance thereof. The company does not have a defined benefit plan or any retirement or long-term incentive plans.

         CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND
                             FINANCIAL DISCLOSURE

     None.

                                LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for the company by Brewer & Pritchard, P.C., Houston, Texas.

                                    EXPERTS

     The financial statements for the fiscal year ended June 30, 1998, the period from June 12 to June 30, 1997, the period from October 1, 1996 to June 11, 1997 and the period from October 9, 1995 to September 30, 1996, included in this registration statement have been included herein in reliance upon the report of Null Lairson, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                          INDEX TO FINANCIAL STATEMENTS



                       CLASSIC TRENDS INTERNATIONAL, INC.

FISCAL YEAR ENDED JUNE 30, 1998 AND THE PERIOD FROM JUNE 12 TO JUNE 30, 1997
Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . . . F-2
Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3
Statements of Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-4
Statement of Changes in Stockholders' Equity . . . . . . . . . . . . . . . . . . F-5
Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-7
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . F-8



                           POSH INTERNATIONAL, INC.

PERIOD FROM INCEPTION (OCTOBER 9, 1995) TO SEPTEMBER 30, 1996 AND THE PERIOD
FROM OCTOBER 1, 1996 TO JUNE 11, 1997
Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . F-13
Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-14
Statements of Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-15
Statements of Changes in Stockholders' Equity. . . . . . . . . . . . . . . . . . F-16
Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-17
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . F-18



                      PRO FORMA COMBINED FINANCIAL STATEMENTS

TWELVE MONTHS ENDED JUNE 30, 1997
Management's Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-23
Unaudited Pro Forma Statements of Income . . . . . . . . . . . . . . . . . . . . F-24
Unaudited Pro Forma Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-25

                                  [LETTERHEAD]


INDEPENDENT AUDITORS' REPORT



Board of Directors
Classic Trends International, Inc.
Houston, Texas



We have audited the accompanying balance sheets of Classic Trends International, Inc., a Texas Corporation (the Company), for the twelve months ended June 30, 1998, and for the period June 12 to June 30, 1997, and the related statements of income, changes in stockholders' equity and cash flows for the periods then ended. These financial statements are the responsibility of the management of Classic Trends International, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly in all material respects, the financial position of Classic Trends International, Inc. as of June 30, 1998, and for the period June 12 to June 30, 1997, and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating loss raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            /s/ Null Lairson, P.C.

Houston, Texas

October 5, 1998

CLASSIC TRENDS INTERNATIONAL, INC.
BALANCE SHEET
JUNE 30, 1998 AND 1997

                                                           1998          1997
                                                         --------      --------
                            ASSETS
CURRENT ASSETS

   Cash and cash equivalents                              $92,830       $40,416
   Investment                                                 -              42
   Accounts receivable-trade                                  -           2,710
   Accounts receivable-other                               16,812         5,000
   Stock subscription receivable                          200,000       260,000
   Inventory                                               89,308       143,991
                                                         --------      --------
      TOTAL CURRENT ASSETS                                398,950       452,159

FIXED ASSETS, NET OF ACCUMULATED DEPRECIATION              17,500        28,867

OTHER ASSETS
   Goodwill, net of accumulated amortization               73,547        75,521
   Organizational Costs, net of accumulated amortization    4,343         6,204
                                                         --------      --------
      TOTAL OTHER ASSETS                                   77,890        81,725
                                                         --------      --------
      TOTAL ASSETS                                       $494,340      $562,751
                                                         --------      --------
                                                         --------      --------
              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued expenses                  $59,398       $46,233
   Accrued interest payable to a related party             49,696        30,197
   Accounts payable to a related party                    210,383        92,883
   Liability for future royalties                         100,786       100,786
   Current note payable                                   273,974        50,000
   Notes payable to a related party                       236,544       236,544
                                                         --------      --------
      TOTAL CURRENT LIABILITIES                           930,781       556,643

SHAREHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $.001 par value;  5,000,000
      shares authorized; none issued                          -             -
   Common stock, $.001 par value; 30,000,000
      shares authorized; 15,603,400 issued                 15,603        15,603
   Additional paid-in-capital                             837,277       837,277
   Deficit accumulated during the development stage    (1,289,321)     (846,772)
                                                         --------      --------
      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)               (436,441)        6,108
                                                         --------      --------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $494,340      $562,751
                                                         --------      --------
                                                         --------      --------

See accompanying notes to financial statements.

CLASSIC TRENDS INTERNATIONAL, INC.
STATEMENTS OF INCOME
FOR THE YEAR ENDED JUNE 30, 1998 AND PERIOD ENDED JUNE 30, 1997

                                                                     JUNE 12 TO
                                                                       JUNE 30
                                                           1998         1997
                                                       ----------    ----------
SALES                                                    $201,932       $27,654

COST OF SALES                                             110,235         9,835

                                                       ----------    ----------
      GROSS PROFIT                                         91,697        17,819

OPERATING EXPENSES

   Selling Expenses                                       219,206        10,432
   General and administrative expenses                    350,810        38,534
                                                       ----------    ----------

   Total Operating Expenses                               570,016        48,966

      OPERATING LOSS                                     (478,319)      (31,147)

NON-OPERATING INCOME (EXPENSE)
   Gain on sale of investment                              59,469           -
   Interest expense                                       (23,699)       (1,037)
                                                       ----------    ----------

      Net Loss                                          $(442,549)     $(32,184)
                                                       ----------    ----------
                                                       ----------    ----------

Cummulative Revenues since Inception                     $997,438      $691,757
                                                       ----------    ----------
                                                       ----------    ----------

Cummulative Expenses since Inception                   $2,286,759    $1,538,529
                                                       ----------    ----------
                                                       ----------    ----------

Earnings (Loss) Per Share                                  $(0.03)       $(0.00)
                                                       ----------    ----------
                                                       ----------    ----------

Weighted Average Number of Common
   Shares Outstanding                                  15,603,400    15,603,400
                                                       ----------    ----------
                                                       ----------    ----------

See accompanying notes to financial statements.

CLASSIC TRENDS INTERNATIONAL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 1998 AND PERIOD ENDED JUNE 30, 1997

                                                         COMMON         COMMON     ADDITIONAL
                                          PREFERRED       STOCK          STOCK       PAID-IN    ACCUMULATED
                                            STOCK        SHARES          AMOUNT      CAPITAL      DEFICIT          TOTAL
                                          ---------    ----------       -------    ----------   -----------     ----------
BALANCE AT JUNE 11, 1997                    $   -      15,603,400       $15,603      $837,277     $(814,588)      $38,292

Net Loss                                        -             -             -             -         (32,184)      (32,184)
                                          ---------    ----------       -------    ----------   -----------     ----------

BALANCE AT JUNE 30, 1997                        -      15,603,400        15,603       837,277      (846,772)        6,108

Net Loss                                        -             -             -             -        (442,549)     (442,549)
                                          ---------    ----------       -------    ----------   -----------     ----------

BALANCE AT JUNE 30, 1998                    $   -      15,603,400       $15,603      $837,277   $(1,289,321)    $(436,441)
                                          ---------    ----------       -------    ----------   -----------     ----------
                                          ---------    ----------       -------    ----------   -----------     ----------


See Notes to Financial Statements

CLASSIC TRENDS INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 1998 AND PERIOD ENDED JUNE 30, 1997

                                                           1998          1997
                                                        ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net income                                           $(478,319)     $(31,147)
   ADJUSTMENTS TO RECONCILE NET INCOME TO
      NET CASH PROVIDED BY OPERATING ACTIVITIES:
      Depreciation                                         11,367           544
      Amortization                                          3,835           204
      Accrual of interest expense                         (23,699)       (1,037)
      Changes in operating assets and liabilities:
         Investments                                           42           (42)
         Accounts receivable                               (9,102)          159
         Inventory                                         54,683         4,393
         Accounts payable and accrued liabilities          13,165         9,758
         Accounts payable to related parties              136,999         3,833
                                                        ----------    ----------
            NET CASH PROVIDED BY OPERATING ACTIVITIES    (291,029)      (13,335)
                                                        ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from sale of common stock                      59,469           -
   Proceeds from note payable                             223,974        25,000
   Proceeds from contributed capital                          -              41
   Proceeds from stock subscription receivable             60,000           -
                                                        ----------    ----------
            NET CASH PROVIDED (USED)
              BY FINANCING ACTIVITIES                     343,443        25,041
                                                        ----------    ----------

            NET INCREASE IN CASH AND CASH EQUIVALENTS      52,414        11,706

Cash and cash equivalents at beginning of year             40,416        28,710
                                                        ----------    ----------

            CASH AND CASH EQUIVALENTS AT END OF YEAR      $92,830       $40,416
                                                        ----------    ----------
                                                        ----------    ----------

Cummulative cash inflows since inception                1,789,285     1,234,949
                                                        ----------    ----------
                                                        ----------    ----------


See accompanying notes to financial statements.

CLASSIC TRENDS INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 1998 AND 1997

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - Classic Trends International, Inc., (the "Company") was organized on May 28, 1997 as a Texas Corporation. Under its Articles of Incorporation, the Company is authorized to issue 30,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share.

     On June 11, 1997, all of the assets and liabilities of Posh International, Inc. were assigned to the company in exchange for 15,603,400 shares of company common stock.

     Posh International, Inc., a Texas Corporation, was organized on October 9, 1995. Prior to its formation, the Company's primary product line was produced, marketed, and distributed by Flair Image, Inc. The Company was organized by incorporating Posh Wash, G.P., and exchanging the new Company's stock for Flair's rights to Posh Wash products.

     The principal business of Posh International, Inc. was direct matrix marketing of car care products. Matrix marketing relies on recruiting a network of distributors who sell products directly to the public. In addition to soliciting customers, each distributor attempts to recruit new distributors. The distribution of commissions on sales is determined by the number of layers of distributors between the Company and the point of sale.

     The Company's primary products are Posh Wash car cleaning and waxing products, and Guardian Angel, an engine additive and restorative ingredient. Its primary market area includes Austin, Dallas, Ft. Worth and Houston, Texas. The Company has non-exclusive rights to sell Posh Wash and Guardian Angel, a line of engine additive products, throughout the United States and internationally.

     METHOD OF ACCOUNTING - The financial statements are prepared using the accrual basis of accounting

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates

     CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the Company considers all cash accounts and petty cash on hand to be cash or cash equivalents.

     DEPRECIATION - Software is carried at cost. Depreciation of software is provided using the straight-line method for financial reporting. Depreciation expense was $10,304 and $544 for 1998 and 1997, respectively.

CLASSIC TRENDS INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 1998 AND 1997

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, continued

     OTHER ASSETS - Other assets consist of organization expenses and goodwill. Goodwill is the excess of acquisition costs over the fair market value of net assets acquired. Goodwill is amortized over 40 years and organization expenses are amortized over 5 years, using the straight-line method of amortization.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS - The company considers all trade and other receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required.

     INVENTORY - Inventory is stated at the lower-of-cost or market on the average cost method.

     INCOME TAXES - Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable timing differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     REVENUE RECOGNITION - Revenue is recognized when the product is shipped to the customer. For the initial order on certain new customers, the Company allows the customer to return any unsold product. The Company provides an allowance for these returns.

     ADVERTISING COSTS - Advertising costs consist mainly of the development of an infomercial for the Company's product. Since results are unproven and life of the product created is undetermined, all advertising costs were expensed.

     LIABILITY FOR FUTURE ROYALTIES - The liability for future royalties represents cash received from investors for the right to receive future royalties. The liability is amortized as the royalties are paid in the amount of the royalties due under the agreements.

     CONCENTRATION OF CREDIT RISK - Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company markets its product under a matrix marketing plan. The primary focus of matrix marketing is the recruitment of individuals, who serve as the Company's distributors. Each distributor is encouraged to recruit others. The incentive to do so that they derive commissions from the sales of each distributor they recruit either directly or indirectly. To maximize their income potential each distributor strives to develop multiple layers of additional distributors that are tied to them. As a result a loss of distributors could result in a loss in either a geographic or demographic market.

CLASSIC TRENDS INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 1998 AND 1997

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, continued

     MAJOR SUPPLIER - The Company is currently dependent on the sales of the Posh Wash product which is supplied by an individual who has entered into a non-exclusive distribution and supply agreement with the Company to provide the product. The Company has no other source to obtain the product and the supplier is not obligated to supply all of the product demanded by the Company. The supply agreement was automatically renewed in January 1998, and is automatically renewable in five year terms, thereafter.

     EARNINGS PER SHARE - Earnings per share is based on the weighted average number of shares of common stock outstanding during the period. The Company declared a two-for-one stock split in 1996. All share and per share amounts have been adjusted to reflect the stock splits.

     DEVELOPMENT STAGE OPERATIONS - Operations since inception have been devoted to developing markets for its products and raising capital.

2.   GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company had a net loss of $442,549 for the period ended June 30, 1998 and had a retained deficit of $1,289,321 at that date. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's ability to continue as a going concern is dependent upon its ability to expand the market for the Posh Wash and Guardian Angel products and to obtain additional funding to facilitate the Company's expansion. Management believes the Company will be successful in expanding its revenue base and obtaining additional funding in sufficient amounts to provide for the Company's existing operating requirements and expansion of its revenue base.

3.   RELATED PARTY TRANSACTIONS

     The Company incurred management and consulting fees of $120,000 under an employment agreement and consulting agreement with its chairman of the board and president, which provide for total monthly compensation of $10,000 plus incentive compensation ranging from a total of 6% to 10% of monthly product sales. In the event of termination, the Company could be required to pay all amounts which would have been due under these agreements through the expiration of the agreement, which is October, 2005.

     Accounts payable to related parties consist of amounts payable to officers and others for management fees and commissions.

     The notes payable to a related party are owed to Flair Image and consist of various unsecured notes which mature at various dates from October, 1998 through March, 1999. Each note bears interest at 7.5%, which is due at maturity. No interest payments were made on these notes during fiscal years 1998 or 1997.

CLASSIC TRENDS INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 1998 AND 1997

4.   NOTES PAYABLE

     Notes payable consist of the following:

     Note payable to bank dated May 28, 1998, for $35,280, at 9.5% interest per annum, principal and interest due in one payment on August 28, 1998. Unsecured.

     Note payable to an individual dated May 8, 1998, for $188,889, at 7.5% interest per annum, principal and interest due in one payment on May 8, 1999. Unsecured.

     Note payable to a bank, revolving line of credit, with interest at 8.5% per annum. At June 30, 1998, the balance due was $49,805. Unsecured.

     Notes payable to related parties mature at various dates from October, 1998 to March, 1999 (see Note 3).

5.   COMMITMENTS

     In June, 1995, the Company received $103,750 from various investors in exchange for a royalty of $0.1482 per bottle on all sales in the United States until sales reach 700,000 bottles, then a $0.1482 per bottle royalty for all sales in the United States over 10,000 bottles per month and 1.482% of all international sales.

     The Company is obligated under a purchase agreement with the exclusive supplier and inventor of Posh Wash to pay a royalty of 2.5% of the retail price of each bottle sold, with a mutually agreed upon bonus arrangement to be negotiated when retail sales reach $250,000 per month, $500,000 per month and $1,000,000 per month. These royalties are recorded as a component of cost of sales. Total royalties paid under this agreement for the period ended June 30, 1998 and 1997 amounted to $5,000.00.

     On June 24, 1994, the Company sold a royalty interest on various products to an investor for cash of $200,000. In October 1995, the Company negotiated a reduction in the royalties originally granted in exchange for 61,250 shares of the Company's common stock and a warrant to acquire 150,000 shares of the Company's common stock for $.50 per share. Under the revised agreement, the investor obtained the right to receive a $1 per bottle royalty on all future sales of Posh Wash product.

CLASSIC TRENDS INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 1998 AND 1997

6.   CONTINGENCY

     On December 31, 1996, the Company sold stock to three entities for $176,000 in cash and $260,000 to be set up as a receivable. As of June 30, 1998, $200,000 of the receivable is still outstanding. Collection efforts have proven successful in obtaining marketable securities in satisfaction of the outstanding receivable balance. Any deficiency between the market prices of the stock, when sold, and the receivable will be satisfied by the entities owing the receivable (See Note 11).

7.   PREFERRED STOCK

     The Board of Directors has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights, and preferences as it may determine. No preferred stock has been issued as of October 5, 1998.

8.   STOCK OPTION PLAN

     In October, 1995, the Board of Directors and majority stockholders of the Company adopted an incentive stock option plan under which 600,000 shares of the common stock have been reserved for issuance. No stock under this plan has been issued as of October 5, 1998.

9.   INCOME TAXES

     The Company's deferred tax asset relates to its current period loss, creating a net operating loss carryforward. The deferred tax asset totals $194,088 but due to the uncertainties related to the continuing operations of the Company the entire asset has been offset by an asset valuation reserve. The current year loss carryforward will expire in 2011.

10.  LEASE COMMITMENTS

     The Company has various leases for office space and equipment all of which are classified as operating leases. Rent expense under these leases was $37,686 for the period ended June 30, 1998. The approximate remaining annual minimum lease payments under these operating leases existing as of June 30, 1998 are $5,525 for 1998 and $3,021 for 1999, which totals $8,546.

11.  SUBSEQUENT EVENTS

     PUBLIC STOCK OFFERING

     Subsequent to June 30, 1998, the Company plans to register as a public company with the Securities and Exchange Commission by completing a Regulation S-B filing for small business issuer. A small business issuer is defined as a company that has revenue of less than $25,000,000.

CLASSIC TRENDS INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 1998 AND 1997

11.  SUBSEQUENT EVENTS, continued

     STOCK SUBSCRIPTION RECEIVABLE

     Subsequent to June 30, 1998, the Company received 400,000 shares of common stock of Titan Resources, Inc., as partial payment of the Stock Subscription Receivable. On the day of the transfer, the stock was valued at $.359 per share, or $143,600. As of October 14, 1998, 140,000 shares of Titan Resources, Inc., stock have been sold for a total amount of $49,967. As of October 14, 1998, 260,000 shares of the stock are still owned. The value of the stock is $.21 per share, or $54,600, which would leave a balance owing on the receivable account of $95,433, if the stock were sold today.

     RELATED PARTY TRANSACTION

     Subsequent to June 30, 1998, the Company amended its employment agreement and consulting agreement with its chairman of the board and president increasing the monthly compensation from $10,000 to $14,000, and changing the expiration date of the agreement from October, 2005 to October, 2008.

                              [LOGO]


INDEPENDENT AUDITORS' REPORT



Board of Directors
Posh International, Inc.
Houston, Texas



We have audited the accompanying balance sheets of Posh International, Inc., a Texas Corporation (the Company), as of June 11, 1997, and the related statements of income, changes in stockholders' equity and cash flows for the periods October 9, 1995 (date of inception) to September 30, 1996, and October 1, 1996 to June 11, 1997. These financial statements are the responsibility of the management of Posh International, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company did not make a count of its physical inventory at September 30, 1996, stated at $184,922. The Company's records do not permit the application of other auditing procedures to inventories.

In our opinion the financial statements referred to above present fairly in all material respects, the financial position of Posh International, Inc. as of June 11, 1997, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles. Since the Company did not take physical inventories and we were not able to apply other auditing procedures to satisfy ourselves as to inventory quantities, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the statements of income, changes in stockholders' equity and cash flows for the period October 9, 1995 to September 30, 1996.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating loss raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                     /s/ Lairson, Stephens & Reimer, LLP

Houston, Texas

August 7, 1997

                        CERTIFIED PUBLIC ACCOUNTANTS

                           11 Greenway, Ste 1515

                         Houston, Texas 77016-1104

                  Tel. (713) 621-1513 Fax (713) 621-1570

POSH INTERNATIONAL, INC.
BALANCE SHEET
JUNE 11, 1997

                                                           1997
                                                         --------
                ASSETS
CURRENT ASSETS

   Cash and cash equivalents                             $ 28,710
   Accounts receivable-trade                                2,869
   Accounts receivable-other                                5,000
   Stock subscription receivable                          260,000
   Inventory                                              148,384
                                                         --------
      TOTAL CURRENT ASSETS                                444,963

FIXED ASSETS, NET OF ACCUMULATED DEPRECIATION              29,411

OTHER ASSETS
   Goodwill, net of accumulated amortization               75,626
   Organizational Costs, net of accumulated amortization    6,302
                                                         --------
      TOTAL OTHER ASSETS                                   81,928
                                                         --------

      TOTAL ASSETS                                       $556,302
                                                         --------
                                                         --------

                LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued expenses                 $ 37,513
   Accrued interest payable to a related party             29,159
   Accounts payable to a related party                     89,050
   Liability for future royalties                         100,786
   Current note payable                                    25,000
   Notes payable to a related party                       236,544
                                                         --------
      TOTAL CURRENT LIABILITIES                           518,052

SHAREHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $,001 par value; 2,000,000
      shares authorized; none issued                          -
   Common stock, $.0005 par value; 25,000,000
      shares authorized; 15,603,400 issued                  7,802
   Additional paid-in-capital                             845,036
   Deficit accumulated during the development stage      (814,588)
                                                         --------
      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                 38,250
                                                         --------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $556,302
                                                         --------
                                                         --------

See accompanying notes to financial statements.

POSH INTERNATIONAL, INC.
STATEMENTS OF INCOME
FOR THE PERIODS ENDED JUNE 11, 1997 AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                   (UNAUDITED)
                                                        OCTOBER 1  OCTOBER 9 TO
                                                       TO JUNE 11  SEPTEMBER 30
                                                          1997         1996
                                                      -----------  ------------
SALES                                                 $   459,074    $  205,029
COST OF SALES                                              88,091       115,101
                                                      -----------  ------------

      GROSS PROFIT                                        370,983        89,928

OPERATING EXPENSES

   Selling expenses                                       286,128       393,981
   General and administrative expenses                    348,010       251,397
                                                      -----------  ------------

   Total Operating Expenses                               634,138       645,378

      OPERATING LOSS                                     (263,155)     (555,450)

NON-OPERATING INCOME (EXPENSE)
   Interest expense                                       (12,888)      (16,156)
                                                      -----------  ------------

      NET LOSS                                        $  (276,043)   $ (571,606)
                                                      -----------  ------------
                                                      -----------  ------------

Cummulative Revenues since Inception                  $   664,103    $  205,029
                                                      -----------  ------------
                                                      -----------  ------------

Cummulative Expenses since Inception                  $ 1,478,691    $  743,573
                                                      -----------  ------------
                                                      -----------  ------------

Earnings (Loss) Per Share                             $     (0.02)   $    (0.09)
                                                      -----------  ------------
                                                      -----------  ------------

Weighted Average Number of Common
   Shares Outstanding                                  13,340,475     6,209,646
                                                      -----------  ------------
                                                      -----------  ------------

See accompanying notes to financial statements.

POSH INTERNATIONAL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIODS ENDED JUNE 11, 1997 AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                           COMMON        COMMON     ADDITIONAL
                                          PREFERRED         STOCK         STOCK       PAID-IN       RETAINED
                                            STOCK          SHARES        AMOUNT       CAPITAL       EARNINGS         TOTAL
                                          ---------        ------        ------     -----------    ----------      ---------
BALANCE AT OCTOBER 9, 1995
   (DATE OF INCEPTION)                      $   -     $        -         $   -         $   -         $   -             -

Issuance of common stock - for
   acquisition of assets and
   assumption of liabilities of
   Posh Wash G.P., October 9, 1995              -       6,000,000         6,000           -             -             6,000

Issuance of common stock to public,
   May 24, 1996                                 -         551,700           552       410,286                       410,838

Net Loss                                        -             -             -             -        (538,545)       (538,545)
                                          ---------     ---------        ------     -----------    ----------      ---------

BALANCE AT SEPTEMBER 30, 1996                   -       6,551,700         6,552       410,286      (538,545)       (121,707)
   (UNAUDITED)

Issuance of common stock to public,
   December 31, 1996                            -       1,250,000         1,250       434,750                       436,000

Stock Split, 2 for 1, December 31, 1996         -       7,801,700           -             -             -               -

Net Loss                                        -             -             -             -        (276,043)       (276,043)
                                          ---------     ---------        ------     -----------    ----------      ---------

BALANCE AT JUNE 11, 1997                    $   -      15,603,400         7,802       845,036      (814,588)         38,250
                                          ---------     ---------        ------     -----------    ----------      ---------
                                          ---------     ---------        ------     -----------    ----------      ---------

See Notes to Financial Statements

POSH INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED JUNE 11, 1997 AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                      UNAUDITED
                                                        OCTOBER 1    OCTOBER 9 TO
                                                       TO JUNE 11    SEPTEMBER 30
                                                          1997           1996
                                                       ----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                            $ (263,155)    $(555,450)
   ADJUSTMENTS TO RECONCILE NET INCOME TO
      NET CASH USED IN OPERATING ACTIVITIES:
      Depreciation                                          2,108           -
      Amortization                                          2,674         3,679
      Interest expense accrual                            (12,888)      (16,156)
      Changes in operating assets and liabilities:
         Accounts receivable                                6,549       (14,418)
         Inventory                                         69,600      (184,922)
         Other assets                                         -         (88,280)
         Accounts payable and accrued expenses              7,629        40,069
         Accounts payable to related parties               29,456        78,566
                                                       ----------    ------------
            NET CASH USED IN OPERATING ACTIVITIES        (158,027)     (736,912)
                                                       ----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                               (31,519)          -
                                                       ----------    ------------
            NET CASH USED IN INVESTING ACTIVITIES         (31,519)          -
                                                       ----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                 176,000       416,838
   Proceeds from note payable                              25,000           -
   Proceeds from note payable to related party                -         236,544
   Proceeds from future royalties                             -         101,305
   Payments on liabilities for future royalties               -            (519)
                                                       ----------    ------------
            NET CASH PROVIDED (USED)
              BY FINANCING ACTIVITIES                     201,000       754,168
                                                       ----------    ------------
            NET INCREASE IN CASH AND CASH EQUIVALENTS      11,454        17,256

Cash and cash equivalents at beginning of year             17,256           -
                                                       ----------    ------------

            CASH AND CASH EQUIVALENTS AT END OF YEAR      $28,710     $  17,256
                                                       ----------    ------------
                                                       ----------    ------------

Cummulative cash inflows since inception               $1,191,017     $ 872,001
                                                       ----------    ------------
                                                       ----------    ------------

Cummulative cash outflows since inception              $1,162,307     $ 854,745
                                                       ----------    ------------
                                                       ----------    ------------

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

   Issuance of common stock for receivable             $  260,000
                                                       ----------
                                                       ----------

See Notes to Financial Statements.

POSH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 11, 1997

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - Posh International, Inc., a Texas Corporation (the Company), was organized on October 9, 1995. Prior to its formation, the Company's primary product line was produced, marketed, and distributed by Flair Image, Inc. The Company was organized by incorporating Posh Wash, G.P. and exchanging the new Company's stock for Flair's rights to Posh Wash products.

     The principal business of Posh International, Inc. was direct matrix marketing of car care products. Matrix marketing relies on recruiting a network of distributors who sell products directly to the public. In addition to soliciting customers, each distributor attempts to recruit new distributors. The distribution of commissions on sales is determined by the number of layers of distributors between the Company and the point of sale.

     The Company's primary products are Posh Wash car cleaning and waxing products, and Guardian Angel, an engine additive and restorative ingredient. Its primary market area includes Austin, Dallas, Ft. Worth and Houston, Texas. The Company has non-exclusive rights to sell Posh Wash and Guardian Angel, a line of engine additive products, throughout the United States and internationally.

     METHOD OF ACCOUNTING - The financial statements are prepared using the accrual basis of accounting

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates

     CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the Company considers all cash accounts and petty cash on hand to be cash or cash equivalents.

     DEPRECIATION - Software is carried at cost. Depreciation of software is provided using the straight-line method for financial reporting. Depreciation expense was $2,108 for 1997.

     OTHER ASSETS - Other assets consist of organization expenses and goodwill. Goodwill is the excess of acquisition costs over the fair market value of net assets acquired. Goodwill is amortized over 40 years and organization expenses are amortized over 5 years, using the straight-line method of amortization.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS - The company considers all trade and other receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required.

     INVENTORY - Inventory is stated at the lower-of-cost or market on the average cost method.

POSH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 11, 1997

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, continued

     INCOME TAXES - Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable timing differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     REVENUE RECOGNITION - Revenue is recognized when the product is shipped to the customer. For the initial order on certain new customers, the Company allows the customer to return any unsold product. The Company provides an allowance for these returns.

     ADVERTISING COSTS - Advertising costs consist mainly of the development of an infomercial for the Company's product. Since results are unproven and life of the product created is undetermined, all advertising costs were expensed.

     LIABILITY FOR FUTURE ROYALTIES - The liability for future royalties represents cash received from investors for the right to receive future royalties. The liability is amortized as the royalties are paid in the amount of the royalties due under the agreements.

     CONCENTRATION OF CREDIT RISK - Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company markets its product under a matrix marketing plan. The primary focus of matrix marketing is the recruitment of individuals, who serve as the Company's distributors. Each distributor is encouraged to recruit others. The incentive to do so that they derive commissions from the sales of each distributor they recruit either directly or indirectly. To maximize their income potential each distributor strives to develop multiple layers of additional distributors that are tied to them. As a result a loss of distributors could result in a loss in either a geographic or demographic market.

     MAJOR SUPPLIER - The Company is currently dependent on the sales of the Posh Wash product which is supplied by an individual who has entered into a non-exclusive distribution and supply agreement with the Company to provide the product. The Company has no other source to obtain the product and the supplier is not obligated to supply all of the product demanded by the Company. The supply agreement will be renewed in January 1998, and is automatically renewable in five year terms, thereafter.

     EARNINGS PER SHARE - Earnings per share is based on the weighted average number of shares of common stock outstanding during the period. The Company declared a two-for-one stock split in 1996. All share and per share amounts have been adjusted to reflect the stock splits.

     DEVELOPMENT STAGE OPERATIONS - Operations since inception have been devoted to developing markets for its products and raising capital.

POSH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 11, 1997

2.   GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company had a net loss of $276,043 for the period ended June 11, 1997 and had a retained deficit of $814,588 at that date. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's ability to continue as a going concern is dependent upon its ability to expand the market for the Posh Wash and Guardian Angel products and to obtain additional funding to facilitate the Company's expansion. Management believes the Company will be successful in expanding its revenue base and obtaining additional funding in sufficient amounts to provide for the Company's existing operating requirements and expansion of its revenue base.

3.   RELATED PARTY TRANSACTIONS

     The Company incurred management fees of $88,798 under an employment agreement and a consulting agreement with its chairman of the board and president, which provide for total monthly compensation of $10,000 plus incentive compensation ranging from a total of 6% to 10% of monthly product sales. In the event of termination, the Company could be required to pay all amounts which would have been due under these agreements through the expiration of the agreements, which is October, 2005.

     Accounts payable to related parties consist of amounts payable to officers and others for management fees and commissions.

     Notes payable to Flair Image consist of various unsecured notes which mature at various dates from October, 1997 through March, 1998. Each note bears interest at 7.5%, which is due at maturity. No interest payments were made on these notes during fiscal year 1997.

4.   NOTES PAYABLE

     The Company established a revolving line of credit with a bank with interest at 8.5%. At June 11, 1997, the balance due was $25,000.

     Notes payable to related parties mature at various dates from October, 1997 to March, 1998 (see Note 3).

5.   COMMITMENTS

     In June, 1995, the Company received $103,750 from various investors in exchange for a royalty of $0.1482 per bottle on all sales in the United States until sales reach 700,000 bottles, then a $0.1482 per bottle royalty for all sales in the United States over 10,000 bottles per month and 1.482% of all international sales.

POSH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 11, 1997

5.   COMMITMENTS, continued

     The Company is obligated under a purchase agreement with the exclusive supplier and inventor of Posh Wash to pay a royalty of 2.5% of the retail price of each bottle sold, with a mutually agreed upon bonus arrangement to be negotiated when retail sales reach $250,000 per month, $500,000 per month and $1,000,000 per month. These royalties are recorded as a component of cost of sales. Total royalties paid under this agreement for the period ended June 11, 1997 amounted to $5,000.00.

     On June 24, 1994, the Company sold a royalty interest on various products to an investor for cash of $200,000. In October 1995, the Company negotiated a reduction in the royalties originally granted in exchange for 61,250 shares of the Company's common stock and a warrant to acquire 150,000 shares of the Company's common stock for $.50 per share. Under the revised agreement, the investor obtained the right to receive a $1 per bottle royalty on all future sales of Posh Wash product.

     In October 1995, the Company issued warrants to acquire 552,000 shares of its common stock to various members of its Board of Directors, consultants and an investor. Warrants to acquire 402,000 shares of common stock are exercisable at $1 per share with the remaining warrant to purchase 150,000 shares exercisable at $.50 per share.

6.   CONTINGENCY

     On December 31, 1996, the Company sold stock to three entities for $176,000 in cash and $260,000 to be set up as a receivable. As of June 11, 1997, the receivable is still outstanding. Collection efforts have proven successful in obtaining marketable securities in satisfaction of the outstanding receivable balance. Any deficiency between the market prices of the stock, when sold, and the receivable will be satisfied by the entities owing the receivable (See Note 11).

7.   PREFERRED STOCK

     The Board of Directors has the authority to issue up to 2,000,000 shares of "blank check" preferred stock with such designations, rights, and preferences as it may determine. No preferred stock has been issued as of June 11, 1997.

8.   STOCK OPTION PLAN

     In October, 1995, the Board of Directors and majority stockholders of the Company adopted an incentive stock option plan under which 600,000 shares of the common stock have been reserved for issuance. No stock under this plan has been issued as of June 11, 1997.

POSH INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 11, 1997

9.   INCOME TAXES

     The Company's deferred tax asset relates to its current period loss, creating a net operating loss carryforward. The deferred tax asset totals $194,088 but due to the uncertainties related to the continuing operations of the Company the entire asset has been offset by an asset valuation reserve. The current year loss carryforward will expire in 2011.

10.  LEASE COMMITMENTS

     The Company has various leases for office space and equipment all of which are classified as operating leases. Rent expense under these leases was $25,498 for the period ended June 11, 1997. The approximate remaining annual minimum lease payments under these operating leases existing as of June 11, 1997 are $14,546 for 1997, $11,050 for 1998 and $3,021 for 1999,
     which totals $28,617.

11.  SUBSEQUENT EVENTS

     Subsequent to June 11, 1997, the Company received 400,000 shares of common stock of Titan Resources, Inc., as partial payment of the Stock Subscription Receivable. On the day of the transfer, the stock was valued at $.359 per share, or $143,600.

                         UNAUDITED FINANCIAL STATEMENTS

     The pro forma statements of income and statement of cash flows for the twelve months ended June 30, 1997 reflect financial information from Posh for the period from July 1, 1996 through June 10, 1997 and reflect the company for the period from June 11, 1997 through June 30, 1997. These financial statements have been prepared by the company and are unaudited; however, in the opinion of management, such statements include all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial position, results of operations and changes in financial position of the company. These unaudited financial statements have been prepared by the company solely for comparison purposes.

CLASSIC TRENDS INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
PROFORMA STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 1997

                                                                     1997
                                                                   --------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                         (405,880)
     Adjustments to reconcile net loss to net cash used in
        Operating activities:
          Depreciation                                                2,652
          Amortization                                                5,060
          Accrual of interest expense                                (1,037)
          Changes in operating assets and liabilities:
            Investments                                                 (42)
            Accounts receivable                                       8,417
            Inventory                                               (13,939)
            Goodwill                                                (78,977)
            Accounts payable and accrued expenses                   (11,222)
            Accounts payable to related parties                      92,883
            Due from related parties                                    -
                                                                   --------

                  NET CASH USED IN OPERATING ACTIVITIES            (402,085)

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of fixed assets                                          (31,519)

                 NET CASH USED IN INVESTING ACTIVITIES              (31,519)
                                                                   --------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from sale of common stock                                176,000
  Costs of stock offering paid from proceeds                       (121,316)
  Proceeds from note payable                                         50,156
  Proceeds from note payable to related party                       125,944
  Proceeds from donated capital                                          41
  Proceeds from future royalties                                    101,260
  Payments on liabilities for future royalties                          -
                                                                   --------

                 NET CASH PROVIDED BY FINANCING ACTIVITIES          332,085

                 NET INCREASE IN CASH                              (101,519)

Cash Balance, Beginning of Year                                     141,935
                                                                   --------

                 Cash Balance, End of Year                           40,416
                                                                   --------
                                                                   --------

CLASSIC TRENDS INTERNATIONAL, INC.
PROFORMA STATEMENTS OF INCOME
FOR THE YEAR ENDED JUNE 30, 1997

                                                                     1997
                                                                 ----------
SALES                                                              $532,335
COST OF SALES                                                       105,797
                                                                 ----------

     GROSS PROFIT                                                   426,538

OPERATING EXPENSES

  Selling Expenses                                                  346,995
  General and administrative expenses                               472,535
                                                                 ----------

  Total Operating Expenses                                          819,530

     OPERATING LOSS                                                (392,992)

NON-OPERATING INCOME (EXPENSE)
  Interest expense                                                  (13,925)
                                                                 ----------

     Net Loss                                                     $(406,917)
                                                                 ----------
                                                                 ----------

Earnings (Loss) Per Share                                            $(0.03)
                                                                 ----------
                                                                 ----------

Weighted Average Number of Common
  Shares Outstanding                                             15,603,400
                                                                 ----------
                                                                 ----------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The articles of incorporation of the company limit the liability of directors of the company (in their capacity as directors but not in their capacity as officers) to the company or its stockholders to the fullest extent permitted by Texas law. Specifically, directors of the company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director derived an improper personal benefit, whether the benefit resulted from an action taken in the person's official capacity. Section 2.41 of the Texas Business Corporation Act relates to directors' liability for unlawful dividends and stock issuances.

     The inclusion of this provision in the articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the company and its stockholders.

     The company's articles of incorporation provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The articles of incorporation include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

     SEC Registration Fee...................................      $    79.03
     Printing and Engraving Expenses........................        2,000.00
     Legal Fees and Expenses................................       15,000.00
     Accounting Fees and Expenses...........................        5,000.00
     Miscellaneous..........................................        5,000.00
                                                                  ----------
          TOTAL.............................................      $27,079.03
                                                                  ----------
                                                                  ----------


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In June 1997, the company issued 15,603,400 shares of company common stock to Posh in consideration for all the right, title and interest in and to the assets of Posh. The company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a pubic offering.

ITEM 27.  EXHIBITS

                              INDEX TO EXHIBITS

EXHIBIT NO.                           IDENTIFICATION OF EXHIBIT
-----------                           -------------------------
3.1(1)         Articles of Incorporation

3.2(1)         By-Laws of the company

4.1(1)         Form of Specimen of common stock

10.1(1)        Assignment of Assets from Posh International, Inc. to the company

10.2(1) Amended and Restated Consulting Agreement between the company and Donald L. Shriver

10.3(1) Amended and Restated Employment Agreement between the company and Frederic G. Hindle

10.4(1)        1997 Stock Option Plan of Classic Trends International, Inc.

10.5(2)        Product Supplier Agreement with Mr. Tisman, as amended

10.6(1)        Independent Representative Agreement

10.7(2)        Participation Royalty Agreement with Allen J. Becker

10.8(2)        Participation Royalty Agreement with Jeffrey D. Friedman

10.9(2)        Participation Royalty Agreement with Mark A. Kaufman

10.10(2)       Participation Royalty Agreement with James A. Friedman

10.11(2)       Participation Royalty Agreement with Linscomb & Williams
               Investment

10.12(2)       Participation Royalty Agreement with Window Communications
               Corporation

10.13(2)       Amendment No.  3 to Investment Agreement with Thurman Thomas
               Investments

23.1(1)        Consent of Null Lairson, P.C.

23.2(1)        Consent of Brewer & Pritchard, P.C.

27.1(1)        Financial Data Schedule

-----------------------------------
(1)  Filed herewith.
(2) The information required by this exhibit is incorporated by reference to the exhibits filed in connection with Posh's Form 1-A (Commission File No. 24D-3842) filed in December 1995.

ITEM 28.       UNDERTAKINGS

       (a)     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    iii. Include any additional or changed material on the
                         plan of distribution.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4)  i.   That, for the purpose of determining liability under
                         the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of October, 1998.

                                       CLASSIC TRENDS INTERNATIONAL, INC.


                                       By  /s/ FREDERIC G. HINDLE
                                         ---------------------------------
                                         FREDERIC G. HINDLE, President and
                                         Chief Executive Officer

                             ----------------------------

     This registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                          TITLE                         DATE
---------                          -----                         ----
  /s/ FREDERIC G. HINDLE           President, Chief Executive    October 28, 1998
--------------------------          Officer and Director
FREDERIC G. HINDLE

 /s/ DONALD L. SHRIVER, JR.        Secretary and Director        October 28, 1998
--------------------------
DONALD L. SHRIVER, JR.

 /s/ DONALD L. SHRIVER             Chairman                      October 28, 1998
--------------------------
DONALD L. SHRIVER